Exhibit 10.17

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this “Consent”), dated as of May 16, 2016, is entered into by and among MIT 650 MAIN STREET LLC, a Massachusetts limited liability company (“Prime Landlord”), PFIZER INC., a Delaware corporation (“Sublandlord”) and CRISPR THERAPEUTICS, INC., a Delaware corporation (“Subtenant”).

WITNESSETH

WHEREAS, Prime Landlord, as landlord, and Sublandlord, as tenant, executed that certain lease dated July 23, 2014, as amended by that certain First Amendment to Lease dated as of April 15, 2015, as further amended by that certain Second Amendment to Lease dated as of July 22, 2015 and as affected by that certain Subordination Agreement dated July 23, 2014 (collectively, the “Lease”) with respect to certain premises containing approximately 270,056 square feet of space on the B3 level, the 2nd, 3rd, 4th, 5th, 6th and 7th floors, and the 2-level skywalk (as more particularly described in the Lease, the “Premises”) of that certain building located at 610 Main Street North, Cambridge, Massachusetts;

WHEREAS, Sublandlord wishes to sublease approximately 65,376 rentable square feet of the Premises (consisting of all rentable areas on the 6th and 7th floors of the Building) to Subtenant (the “Subleased Premises”) on the terms and conditions set forth in that certain sublease (the “Sublease”) dated May 6, 2016, by and between Sublandlord and Subtenant, a true, complete and correct copy of which Sublease is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms of the Lease, Sublandlord must obtain Prime Landlord’s prior written consent to the Sublease; and WHEREAS, Prime Landlord is willing to consent to the Sublease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Prime Landlord, Sublandlord and Subtenant hereby agree as follows:

1.	Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease.

2.

Consent. Subject to the terms and conditions of this Consent, Prime Landlord hereby consents to the subletting of the Subleased Premises by Sublandlord to Subtenant pursuant to the Sublease. Prime Landlord (i) consents to the use of up to 3,000 rentable square feet on the seventh (7th) floor of the Subleased Premises for a vivarium in accordance with, and subject to, Legal Requirements and all terms of the Prime Lease that may be applicable thereto, and (ii) agrees that, with respect to such vivarium use by Subtenant, any prohibition in the Lease as to vivarium use is hereby waived during the term of the Sublease. In connection with any vivarium constructed in the Subleased Premises, (a) all deliveries of animals or animal food or supplies to shall be made prior to 11:00 a.m. and shall comply with Legal Requirements and all reasonable rules and regulations promulgated by Prime Landlord and/or Sublandlord, Subtenant hereby acknowledging that the Building contains (or may contain)

restaurant and/or other retail uses, (b) no transportation of animals, animal waste, food or supplies within the Building shall occur between the hours of 11:00 a.m. and 1:00 p.m., (c) at all times that animals are transported within the Common Areas, they shall be transported in an appropriate cage or other container, (d) at no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported within the Building in elevators other than the Freight Elevator, (e) Subtenant shall remove the vivarium from the Subleased Premises at or before the end of the term of the Sublease, and (f) Prime Landlord shall have no liability to Subtenant or otherwise in connection with, or arising out of (and Subtenant shall defend, indemnify and hold Prime Landlord and Fee Owner harmless from and against any and all Claims with respect to) the use, maintenance, construction and/or operation of the vivarium.

3.	No Rights against Prime Landlord. Sublandlord and Subtenant acknowledge and agree that (a) neither the Lease, the Sublease nor this Consent shall be deemed, nor are such documents intended, to grant to Subtenant any rights whatsoever against Prime Landlord; and (b) the Sublease imposes no obligations on Prime Landlord, and in no event shall Prime Landlord be deemed a party to the Sublease. Subtenant hereby acknowledges and agrees that (i) its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against Sublandlord; and (ii) Subtenant is not a third party beneficiary under the Lease.

4.	No Release. This Consent shall not release Sublandlord from any existing or future duty, obligation or liability to Prime Landlord pursuant to the Lease, nor shall this Consent change, modify or amend the Lease in any manner, except insofar as it constitutes Prime Landlord’s consent to the Sublease. Notwithstanding the generality of the foregoing, this Consent expressly shall not absolve Sublandlord from any requirement set forth in the Lease that Sublandlord obtain Prime Landlord’s prior written approval of any additional subleases, assignments or other dispositions of its interest in the Lease or the Premises.

5.

Subordinate to Lease; Attornment. The Sublease shall be subject and subordinate at all times to the Lease and all of its provisions, covenants and conditions to the extent applicable to the Subleased Premises except as expressly set forth herein with respect to Subtenant’s vivarium. Notwithstanding anything in this Consent to the contrary, in the event that the Lease is terminated for any reason, or if Sublandlord rejects the Lease and/or the Sublease in the course of a bankruptcy proceeding, in either event prior to the Expiration Date, then at Prime Landlord’s option, Subtenant agrees to attorn to Prime Landlord and to recognize Prime Landlord as Subtenant’s landlord under the Sublease, under the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Prime Landlord shall not be bound by any provision of the Sublease which in any way increases Prime Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Sublandlord under the Lease (unless Prime Landlord shall have expressly agreed to same). Subtenant agrees to execute and deliver at any time and from time to time, upon the reasonable request of Prime Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Prime Landlord shall not be

2

(i) liable to Subtenant for any act, omission or breach of the Sublease by Sublandlord that arise and accrue prior to Prime Landlord succeeding to the interest of Sublandlord under the Sublease, if applicable (it being understood and agreed that the foregoing shall not be construed to diminish Prime Landlord’s obligations accruing after succeeding to such interest), (ii) subject to any offsets or defenses which Subtenant might have against Sublandlord, (iii) bound by any rent or additional rent which Subtenant might have paid more than 30 days in advance of the date due to Sublandlord, (iv) bound to honor any rights of Subtenant in any security deposit made with Sublandlord except to the extent such security deposit has been turned over to Prime Landlord, (v) obligated to provide, or have any responsibility with respect to, the Sublandlord Services (except to the extent Prime Landlord is obligated by the terms of the Lease to provide the same), (vi) obligated to provide, or have any responsibility with respect to, the Special Systems (Subtenant acknowledging that all of Subtenant’s rights with respect thereto shall terminate simultaneously upon such attornment), (vii) be obligated to make available to Subtenant any areas within the Main Premises that are outside the Subleased Premises, including without limitation the Control Area and any areas within the Main Premises designated by Sublandlord as common area, or (viii) obligated to return any Security Deposit until 45 days after the end of the term of the Sublease. The liability of Prime Landlord to Subtenant for any default by Prime Landlord under this Consent or the Sublease after such attornment, or arising in connection with Prime Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Subleased Premises, shall be limited to the interest of the Prime Landlord in the Building and in the uncollected rents, issues, proceeds and profits thereof.

6.	No Breach of Lease. Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Lease and with respect to the Subleased Premises, the Common Areas and Subtenant’s use of the foregoing, agrees not to do or omit to do anything which constitutes a breach of the Lease. Any such act or omission beyond applicable notice and cure periods under the Lease shall constitute a breach of this Consent and shall entitle Prime Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Sublandlord and/or Subtenant, subject to the limitations set forth in the Lease and in this Consent.

7.

Sublease Term; Holdover. Notwithstanding any provision of the Lease or Sublease to the contrary, Sublandlord and Subtenant agree as follows: (a) the term of the Sublease shall expire no later than the earlier to occur of (i) 11:59 p.m. on the Expiration Date, or (ii) the date on which the Lease is terminated, subject to Section 5 above (such date, the “Sublease Expiration Date”); (b) The term of the Sublease shall not be extended, nor shall Subtenant be permitted to continue to occupy any part of the Subleased Premises, beyond the Sublease Expiration Date, and Subtenant shall vacate and surrender the Subleased Premises in at least as good condition as required under the Lease on or before the Sublease Expiration Date; and (c) If Subtenant breaches the terms of clause (b) above, then (A) Prime Landlord shall have the right (but not the obligation), at Sublandlord’s sole cost and expense, either in the name of Sublandlord or Prime Landlord or both, and notwithstanding the fact that the term of the Lease may not have expired, to take such legal action as may be required to evict

3

Subtenant including, without limitation, the filing of a summary process action, and Sublandlord hereby appoints Prime Landlord as its attorney-in-fact, coupled with an interest, to execute on behalf of Sublandlord and file such instruments, and take such other actions as Prime Landlord may deem appropriate, in connection with the foregoing, and (B) Sublandlord and Subtenant, jointly and severally, shall indemnify, defend with counsel designated by Prime Landlord, and hold Prime Landlord harmless from and against any and all reasonable costs, expenses, damages, claims, penalties, losses and liabilities resulting from such breach by Subtenant. Without intending to limit the scope of the foregoing indemnification, Sublandlord and Subtenant acknowledge that Prime Landlord may incur substantial damages as a result of Subtenant’s breach of the terms of Subsection 7(b) above.

8.	Transfer of Interest. Subtenant shall not have the right to assign its interest in the Sublease or to sublease all or any portion of the Subleased Premises except as may otherwise be set forth in the Sublease.

9.	No Amendments. Sublandlord and Subtenant may not amend or modify the terms of the Sublease in a manner that materially expands the obligations of Sublandlord thereunder, extends the term of the Sublease (other than by the exercise of a right expressly provided in the Sublease), or expands the Subleased Premises (other than by the exercise of a right expressly provided in the Sublease) without obtaining the prior written consent of Prime Landlord thereto, which consent shall be granted or denied on the terms and conditions applicable to new subleases under the Prime Lease. Any amendment or modification in violation hereof shall be void and of no force and effect.

10.	No Alterations. Subtenant shall not make any alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Subleased Premises (including any improvements necessary for Subtenant’s initial occupancy thereof) without Prime Landlord’s prior written consent, to the extent that such consent is required under the terms of the Prime Lease. Sublandlord acknowledges and agrees that it has approved the Approved Concept Plan, as defined in the Sublease.

11.

Indemnification. Sublandlord and Subtenant agree to indemnify and hold Prime Landlord harmless from and against any and all loss, cost, expense, damage, penalty or liability, including without limitation reasonable attorneys’ fees, incurred as a result of a claim by any person or entity that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease. Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties (as defined in the Lease), Sublandlord and Subtenant agree to indemnify and hold Prime Landlord harmless from and against any and all loss, cost, expense, damage, penalty or liability, including without limitation reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (i) on account of or based upon any Alterations done (other than by the Landlord Parties) at the Subleased Premises during the Term and for so long thereafter as Subtenant remains in occupancy of the Subleased Premises; (ii) arising from the injury to or death of any person or damage to property

4

in the Subleased Premises, (iii) any injury to or death of any person, or loss of or damage to property arising out of the use or occupancy of the Subleased Premises by, or the negligence or willful misconduct of, the Subtenant and/or its employees, agents, contractors, guests, or licensees during the term of the Sublease; and (iv) arising from the breach by the indemnifying party of any of its covenants hereunder.

12.

Limitation of Prime Landlord’s Liability. Subtenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Subtenant’s merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Subtenant’s leasehold estate, which may be in or upon the Subleased Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto shall be at the sole risk and hazard of Subtenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Prime Landlord, except to the extent such damage or loss is due to the negligence or willful misconduct of Prime Landlord. Prime Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of Prime Landlord, and then, where notice and an opportunity to cure are appropriate (i.e., where Subtenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Prime Landlord to prevent such damage or loss had Subtenant notified Prime Landlord of such condition) only after (i) notice to Prime Landlord of the condition claimed to constitute negligence, and (ii) the expiration of a reasonable time after such notice has been received by Prime Landlord without Prime Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Prime Landlord, Subtenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall Prime Landlord be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Consent; nor shall Prime Landlord be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Prime Landlord be liable for any latent defect in the Subleased Premises or in the Building. Subtenant shall neither assert nor seek to enforce any claim against Prime Landlord other than against Prime Landlord’s interest in the Building and in the uncollected rents, proceeds, issues and profits thereof, and Subtenant agrees to look solely to such interest for the satisfaction of any liability of Prime Landlord under this Lease. Subtenant specifically agrees that in no event shall (a) any officer, director, trustee, employee or representative of Prime Landlord ever be personally liable for any obligation, and (b) Prime Landlord be liable for

5

consequential or incidental damages or for lost profits. Prime Landlord hereby agrees that except as expressly set forth in the Sublease, in no event shall Subtenant be liable for consequential or incidental damages or for lost profits.

13.	Prime Landlord’s Costs. Pursuant to Section 25.7 of the Lease and on or before the date hereof, Sublandlord has delivered to Prime Landlord $4,000.00, representing Prime Landlord’s reasonable attorneys’ fees incurred in connection with drafting this Consent.

14.	Sublandlord’s Obligations. Sublandlord acknowledges that during the term of the Sublease, Sublandlord shall be jointly and severally liable with Subtenant for the Lease obligations applicable to the Subleased Premises, subject to the provisions of the Lease.

15.	Insurance. Subtenant shall, throughout the term of the Sublease, at its own expense, keep and maintain in full force and effect the insurance required under the Lease and otherwise in accordance with the terms thereof. In addition, Subtenant shall name Prime Landlord as an additional insured on all liability policies carried by Subtenant. On or before accessing the Subleased Premises, and thereafter upon Prime Landlord’s request, Subtenant shall submit to Prime Landlord certificates of insurance satisfactory to Prime Landlord evidencing that the requirements of this Section 15 have been met. Subtenant’s property insurance carried pursuant to Section 14.1(b) of the Lease shall insure all of Subtenant’s animals that may be in the Subleased Premises in connection with the use of any vivarium constructed therein.

16.	Notices. Notice required or desired to be given hereunder shall be given by personal delivery, or by nationally recognized overnight courier service, proof of delivery required, addressed to the parties at the following addresses:

If to Prime Landlord:	MIT 650 Main Street LLC
c/o MIT Investment Management Company
238 Main Street, Suite 200
Cambridge, MA 02142
Attention: Steven C. Marsh

With copies to:	Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, MA 02110
Attention: Colleen P. Hussey, Esquire

And

Colliers International
336 Main Street
Cambridge, MA 02142
Attention: Kristina Descoteaux

6

If to Sublandlord:	Pfizer, Inc.
Corporate Real Estate Group
235 East 42nd Street
New York, NY 10017
Attention: Gary Annino

and

Pfizer Inc.
Legal Division
235 East 42nd Street
New York, NY 10017
Attention: William C. Longa

If to Subtenant:	CRISPR Therapeutics, Inc.
200 Sidney Street
Cambridge, MA 02142
Attention: Chief Financial Officer

Any party may change its address for notice by giving notice in the manner hereinabove provided. Notices shall be deemed effective upon delivery or refusal of delivery thereof.

17.	Prevailing Party. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the prevailing party shall be entitled to reasonable attorneys’ fees. Reasonable attorneys’ fees shall be as fixed by the court. The “prevailing party” shall be the party which by law is entitled to recover its costs of suit, whether or not the action proceeds to final judgment.

18.	No Representations; Estoppel. Subtenant warrants and agrees that neither Prime Landlord nor any of its agents or other representatives have made any representations concerning the Premises, their condition, the Sublease or the Lease. Prime Landlord hereby certifies to Subtenant, and Sublandlord hereby certifies to Prime Landlord, as of the date of this Consent, that (a) the Lease is in full force and effect and unmodified except as set forth in this Consent; and (b) to the knowledge of the certifying party, neither Prime Landlord nor Tenant is in default under the Lease.

19.	Entire Agreement. The parties acknowledge that the Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the subject matter thereof, and that no amendment, termination, modification or change therein will be binding upon Prime Landlord. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith.

20.	Conflict. Sublandlord and Subtenant hereby agree that in the event of a conflict between this Consent and the Sublease, this Consent shall control.

7

21.	Binding Effect. This Consent shall be binding upon and shall inure to the benefit of the parties’ respective successors-in-interest and assigns, subject at all times, nevertheless, to all agreements and restriction contained in the Lease, the Sublease, and this Consent.

22.	Construction. Every agreement contained in this Consent is, and shall be construed as a separate and independent agreement. If any term of this Consent or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Consent, the application or such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This Consent shall be created and enforced in accordance with the laws of the State in which the Subleased Premises are located.

23.	Effectiveness. This Consent is submitted to Sublandlord and Subtenant on the understanding that it will not be considered an offer and will not bind Prime Landlord in any way until (a) Sublandlord and Subtenant have duly executed and delivered duplicate originals hereof and of the Sublease to Prime Landlord, and (b) Prime Landlord has executed and delivered one of such originals of this Consent to Sublandlord and Subtenant.

[SIGNATURES ON FOLLOWING PAGE]

8

EXECUTED as an instrument under seal as of the date first written above,

PRIME LANDLORD: MIT 650 MAIN STREET LLC
By: Massachusetts Institute of Technology, its manager
By: MIT Investment Management Company, its authorized agent

By:	/s/ Colleen Hussey
Name:
its
hereunto duly authorized

SUBLANDLORD: PFIZER INC.

By:	/s/ Gareth C. Annino
Name: Gareth C. Annino
its GO FS/RE Lead
hereunto duly authorized

SUBTENANT: CRISPR THERAPEUTICS, INC.

By:	/s/ Rodger Novak
Name: Rodger Novak
its President & CEO
hereunto duly authorized

[Signature Page to Sublease]

EXHIBIT A

SUBLEASE

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made as of the 6lh day of May, 2016, by and between PFIZER INC., a Delaware corporation having an office at 235 East 42nd Street, New York, NY 10017 (“‘Sublandlord”), and CRISPR THERAPEUTICS, INC., a Delaware corporation, having an office at 200 Sidney Street, Cambridge, MA 02142 (“Subtenant”).

W I T N E S S E T H :

WHEREAS, by that certain Lease dated July 23, 2014, as amended by that certain First Amendment to Lease, dated as of April 15, 2015, as further amended by that certain Second Amendment to Lease (the “Second Amendment”) dated as of July 22, 2015, as affected by Subordination Agreement dated July 23, 2014 (collectively, the “Overlease”). MIT 650 MAIN STREET LLC, a Massachusetts limited liability company (the “Overlandlord”), leased to Sublandlord, as Tenant, approximately 270,056 square feet of rentable area on the B3 level, the 2nd, 3rd, 4th, 5th, 6th and 7th floors, and the 2-level skywalk (the “Main Premises”) of the building located at 610 Main Street North, Cambridge, Massachusetts (the “Building”), at the rent and upon and subject to the terms and conditions set forth in the Overlease; and

WHEREAS, Subtenant desires to sublet from Sublandlord all of the Main Premises located on the 6th and 7th floors of the Building, subject to the terms and conditions of this Sublease.

NOW, THEREFORE, the parties hereto, for themselves, their permitted successors and assigns, mutually covenant and agree as follows:

1. Defined Terms, Terms with initial capital letters not defined in this Sublease shall have the meanings set forth in the Overlease.

2. Subleased Premises, (a) Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the Term (as defined below) and upon the conditions hereinafter provided, the entirety of the sixth (6th) and seventh (7th) floors of the Main Premises, deemed to contain 65,376 square feet of rentable area, as more particularly shown on Schedule 2(a), attached hereto (the “Subleased Premises”). In addition, Tenant shall be entitled to the appurtenant right, in common with others, to utilize a percentage of the control area (the “Control Area”) currently located on the first (1st) floor of the Main Premises (which consists of approximately 348 square feet as shown on Schedule 2(b)) designated by Sublandlord in writing from time to time based upon Sublandlord’s reasonable determination of the volume of flammable materials used by Subtenant in the operation of its business at the Subleased Premises and the volumes determined by Sublandlord that are necessary to satisfy the requirements of other subtenants and Sublandlord (but in any event, Subtenant’s share of the Control Area shall not exceed 23.44%). Sublandlord shall have the right to separately demise, whether by use of storage cages or otherwise, the Control Area and in any event use of the Control Area by Subtenant shall be subject to all of the terms and conditions of this Sublease as if it were part of the Subleased Premises.

(b) Subtenant shall have the non-exclusive right to use in common with Sublandlord and any other future subtenants, as the case may be, those portions of the Main Premises and, subject to the terms of the Overlease, Common Areas under the Overlease, that are provided, from time to time, and subject to the terms of the Overlease, for use in common by Sublandlord, Subtenant and such other subtenants of the Main Premises (such areas, together with such other portions of the Main Premises now or hereafter designated by Sublandlord, in its discretion, including certain areas designated for the exclusive use of certain subtenants, or to be shared by Sublandlord and certain subtenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the areas located within the Main Premises designated as such by Sublandlord, and shall in all events include the common lobby, loading docks, stairways, Pathways designated by Sublandlord (but not to exceed Subtenant’s Share (as defined below) of such Pathways), freight and three (3) passenger elevators servicing the Main Premises (each as shown on Schedule 2(b)), subject to Sublandlord’s right to make changes to the Common Areas; provided, however that such changes do not unreasonably interfere with Subtenant’s use of and access to the Subleased Premises or appurtenant rights hereunder in more than a de minimis manner. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Sublandlord and the use thereof shall be subject to such rules, regulations and restrictions as Sublandlord may reasonably make from time to time, provided that (a) Subtenant is provided with prior written notice of such rules and regulations, (b) they are not enforced in a discriminatory manner against Subtenant, and (c) to the extent such rules and regulations conflict with the terms of this Sublease, the terms of this Sublease shall govern (the “Rules and Regulations”). Sublandlord reserves the exclusive use of (a) the video wall in the common lobby of the Building, (b) the reception and security desk in the common lobby of the Building and (c) two (2) passenger elevators and the main lobby exclusively servicing the remainder of the Main Premises. Sublandlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the remainder of the Main Premises and the Common Areas and may temporarily close the Main Premises in the event of casualty or other matters described in Section 27 of this Sublease, or if Sublandlord reasonably deems it necessary in order to prevent damage or injury to person or property provided, however, the Sublandlord shall use reasonable efforts to give Subtenant as much advance notice of such alteration, addition, change or closure as is practicable.

3. Term; Extension Term, (a) The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the last to occur of (i) the date this Sublease is fully executed by Sublandlord and Subtenant, (ii) the date Overlandlord consents to this Sublease in compliance with and pursuant to Section 25 hereof, or (iii) the earlier to occur of February 1, 2017 or the date Sublandlord delivers possession of the Subleased Premises to Subtenant with the Subleased Premises Work substantially completed in accordance with the Work Letter attached as Schedule 4(b) and shall end at 11:59 P.M. (local time at the Building) on the date (the “Expiration Date”) that is the last day of the tenth (10th) Sublease Year (as defined below), or on such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law.

(b) It is presently anticipated that the Subleased Premises will be delivered to Subtenant in accordance with Section 4(b) on or about February 1, 2017 (the “Estimated Delivery Date”). Notwithstanding the foregoing, if Sublandlord does not deliver possession of the Subleased Premises by the Estimated Delivery Date, Sublandlord shall not have any liability whatsoever, and this Sublease shall not be rendered void or voidable as a result thereof; provided, however, that Subtenant shall have the remedies expressly set forth in the Work Letter attached as Schedule 4(b).

(c) Promptly after the Commencement Date is determined, Sublandlord and Subtenant shall execute an acknowledgement thereof in the form attached hereto as Schedule 3(c)

(d) Subject to the rights of Sublandlord as described in subparagraph (g) below, provided (i) Subtenant has not entered into subleases, licenses relating to use or occupancy of space or other occupancy agreements (other than Permitted Transfers, as defined in Section 19(a) below) that are then effective for more than forty-nine percent (49%) of the Subleased Premises in the aggregate, and (ii) there is no Event of Default (1) as of the date of the Extension Notice, and (2) at the commencement of the Extension Term, Subtenant shall have the option to extend the Term for one (1) additional term of five (5) years (the “Extension Term”), commencing as of the expiration of the Term. Subtenant must exercise such option to extend by giving Sublandlord written notice (the “Extension Notice”) on or before the date that is twelve (12) months prior to the expiration of the Term, time being of the essence. Upon the timely giving of such notice, the Term shall be deemed extended upon all of the terms and conditions of this Sublease, except that Base Rent during the Extension Term shall be calculated in accordance with subparagraph (e) below, Sublandlord shall have no obligation to construct or renovate or to pay for any improvements to the Subleased Premises in connection with the Extension Term, and Subtenant shall have no further option to extend the Term. If Subtenant fails to give timely notice, as aforesaid, Subtenant shall have no further right to extend the Term. Notwithstanding the fact that Subtenant’s proper and timely exercise of such option to extend the Term shall be self-executing, the parties shall promptly execute an amendment hereto reflecting such Extension Term after Subtenant exercises such option. The execution of such sublease amendment shall not be deemed to waive any of the conditions to Subtenant’s exercise of its rights under this Section 3(d).

(e) The Base Rent during the Extension Term (the “Extension Term Base Rent”) shall be determined in accordance with the process described hereafter. During the first Sublease Year of the Extension Term, Extension Term Base Rent shall be the greater of (i) the fair market rental value of the Subleased Premises as of the commencement of the Extension Term as determined in accordance with the process described below, for renewals of combination laboratory and office space in the East Cambridge/Kendall Square area of equivalent quality, size, utility and location, with the length of the Extension Term, the credit standing of Subtenant and all other relevant factors to be taken into account (the “FMV”), or (ii) Base Rent for the last Lease Year of the Term, increased by 3% (the “Adjusted Extension Term Rent”). Extension Term Base Rent shall be increased on each anniversary of the commencement of the Extension Term by 3% (on a cumulative basis). Within thirty (30) days after receipt of the Extension Notice (but in no event earlier than the date that is eleven (11) months prior to the commencement of the Extension Term), Sublandlord shall deliver to Subtenant a written notice of its good faith determination of the FMV for the Extension Term, if Sublandlord determines that the FMV is greater than the Adjusted Extension Term Rent. (If Sublandlord determines that the Adjusted Extension Term Rent exceeds the FMV, Sublandlord’s notice to Subtenant shall so state and the Extension Term Base Rent shall be equal to the

Adjusted Extension Term Rent.) Subtenant shall, within thirty (30) days after receipt of such notice, notify Sublandlord in writing (“Subtenant’s Response Notice”) whether (x) Subtenant accepts Sublandlord’s determination of the FMV, (y) Subtenant rejects Sublandlord’s determination of FMV and elects to submit the matter to arbitration, or (z) Subtenant rescinds its Extension Notice. If Subtenant fails timely to deliver Subtenant’s Response Notice, Subtenant shall be deemed to have rescinded its Extension Notice. If Subtenant’s Response Notice is rescinded or if Subtenant is deemed to have rescinded its Extension Notice, then the provisions of this Section 3(d) shall terminate and Subtenant shall have no further rights hereunder.

(f) If and only if Subtenant’s Response Notice is timely delivered to Sublandlord and indicates both that Subtenant rejects Sublandlord’s determination of the FMV and desires to submit the matter to arbitration, then the FMV shall be determined in accordance with the following procedure:

(i) Each of Subtenant and Sublandlord shall choose an MAI certified commercial real estate appraiser having at least ten (10) years’ experience in the appraisal of office and research laboratory buildings in the East Cambridge/Kendall Square area;

(ii) The appraisers selected in accordance with “(i)” above shall select a third appraiser who is an MAI certified appraiser with at least ten (10) years’ experience in the appraisal of office and research laboratory buildings in the East Cambridge/Kendall Square area;

(iii) The selections shall be completed no later than twenty-one (21) days after Subtenant’s notice disputing Sublandlord’s FMV. If any selection is not made within the 21-day time period, either party may petition the Boston office of the American Arbitration Association to make the selection;

(iv) Within thirty (30) days after their appointment, the appraisers shall determine the FMV for the Subleased Premises for the Extension Term, and shall notify Subtenant and Sublandlord of such determination within seven (7) days, which determination shall be final and binding upon Subtenant and Sublandlord. If the appraisers are unable to agree upon the FMV, the FMV will be deemed to be the average of the FMVs proposed by the appraisers, except that (i) if the lowest proposed FMV is less than 90% of the second to lowest proposed FMV, the lowest proposed FMV will automatically be deemed to be 90% of the second to lowest proposed FMV and (ii) if the highest proposed FMV is greater than 110% of the second to highest proposed FMV, the highest proposed FMV will automatically be deemed to be 110% of the second to highest proposed FMV.

(v) Sublandlord and Subtenant shall each pay the cost of their own appraisers and one-half (1/2) of the third appraiser.

(g) Notwithstanding the foregoing, Sublandlord shall have the right to reject Subtenant’s exercise of its extension option by providing written notice of such rejection to Subtenant no later than eleven (11) months prior to the commencement of the Extension Term, if Sublandlord desires to utilize the Subleased Premises for its own purposes (including without limitation the use of the Subleased Premises by an affiliate of Sublandlord or an entity in which Sublandlord has an ownership, investment, or shared research interest). In the event that

Sublandlord rejects Subtenant’s exercise of its extension option, the Term shall expire on the originally scheduled Termination Date pursuant to the provisions of this Sublease and Subtenant’s Extension Notice shall be of no force and effect.

4. Condition of Subleased Premises.

(a) Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Subleased Premises, upon and subject to the terms and conditions herein set forth, in its “as is,” “where is,” “with all faults” condition existing on the date hereof, subject to the completion of Landlord’s Base Building Work (as it may be affected by the Subleased Premises Work) and the Subleased Premises Work (as defined in Section 4(b) below) as provided herein but without requiring any other Alterations (as defined below), improvements, repairs or decorations to be made by Sublandlord or at Sublandlord’s expense, either at the time possession is given to Subtenant or during the entire Term of this Sublease, or any extension thereof, except for the performance of Subleased Premises Work as provided in the Work Letter referenced in Section 4(b), below , and without any requirement or obligation of Sublandlord to reimburse Subtenant or provide any allowance for any improvements, repairs, decorations, painting or carpeting, except as set forth in such Work Letter. In connection therewith, Subtenant acknowledges that it has been given adequate time to examine the Subleased Premises, and that, except as expressly set forth in this Sublease, no representation or warranty, either express or implied, written or oral, has been made by Sublandlord with respect to the Building and Land or the suitability of the Subleased Premises for any use or purpose by Subtenant.

(b) The initial tenant improvements to the Subleased Premises (the “Subleased Premises Work”) shall be performed by Overlandlord pursuant to the provisions of Schedule 4(b), attached (the “Work Letter”). Sublandlord shall deliver possession of the Subleased Premises to the Subtenant on the Commencement Date broom clean, free of occupants, in compliance with all Legal Requirements (as defined below) applicable to the Subleased Premises and Permitted Use generally (as opposed to Subtenant’s particular use).

5. Monthly Base Rent.

(a) The monthly base rent (“Monthly Base Rent”) which Subtenant hereby agrees to pay to Sublandlord in advance for each month during the Term shall be as set forth in the table below. Subtenant shall pay Monthly Base Rent commencing on the Commencement Date and continuing thereafter on the first (1st) day of each and every calendar month during the Term of this Sublease.

Sublease Year	Annual Base Rent*	Monthly Base Rent
1	$4,903,200.00	$408,600.00
2	$5,050,296.00	$420,858.00
3	$5,201,804.88	$433,483.74
4	$5,357,859.03	$446,488.25
5	$5,518,594.80	$459,882.90
6	$5,684,152.64	$473,679.39
7	$5,854,677.22	$487,889.77
8	$6,030,317.54	$502,526.46
9	$6,211,227.06	$517,602.26
10	$6,297,563.87	$533,130,32

*	Based on twelve (12)full calendar months

For the purposes of this Sublease, the first “Sublease Year” shall be defined as the period commencing on the Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Commencement Date occurs; provided, however, that if the Commencement Date occurs on the first day of a calendar month, then the first Sublease Year shall expire on the day immediately preceding the first (1st) anniversary of the Commencement Date. Thereafter, “Sublease Year” shall be defined as any subsequent twelve (12) month period during the Term.

(b) If the obligation of Subtenant to pay rent hereunder begins on a day other than on the first day of a calendar month, rent from such date until the first day of the following calendar month shall be prorated at the per diem rate of the monthly installment for each day payable in advance based on the number of days of such month within the Term. The Monthly Base Rent, Additional Rent and any other charges herein reserved or payable by Subtenant hereunder (collectively, “Rent”) shall be paid to Sublandlord at the following address:

Pfizer Inc.

c/o Cushman and Wakefield of Florida, Inc.

12802 Tampa Oaks Blvd, Suite 330

Temple Terrace FL 33637

Attention: Lease Administration

or at such other place as Sublandlord may designate in writing, in lawful money of the United States without demand therefor and without deduction, setoff or abatement whatever, except as expressly provided in this Sublease (or pursuant to any provision of the Overlease that is expressly incorporated into this Sublease). Subtenant acknowledges and agrees that the obligations of Subtenant to pay Rent under this Sublease shall be separate and independent covenants and agreements.

(c) In the event that any installment of Rent is not received by Sublandlord within five (5) days of the date due, Subtenant shall pay to Sublandlord an administrative fee equal to five percent (5%) of the overdue payment; provided, however, that if Subtenant is late in the payment of Rent more than two (2) times in any twelve (12) month period, thereafter such administrative fee shall be payable immediately upon the occurrence of any subsequent late payment without any grace period. In addition, unpaid Rent shall bear interest at the Default

Rate (hereinafter defined) from the date due until paid; provided that nothing contained herein shall be construed as permitting Sublandlord to charge or receive interest in excess of the maximum rate then allowed by law. The term “Default Rate” means twelve percent (12%) per annum. Sublandlord shall have the right to apply payments, regardless of Subtenant’s designation, to satisfy any obligations of Subtenant hereunder, in such order and amount as Sublandlord may elect in its sole discretion. Any payment by Subtenant or acceptance by Sublandlord of a lesser amount than shall be due shall be treated as a payment on account. The acceptance by Sublandlord of a lesser amount with an endorsement or statement thereon, or in a letter accompanying such a check, that such lesser amount is payment in full, shall be given no effect, and Sublandlord may accept such check without prejudice to any other rights or remedies which Sublandlord may have against Subtenant.

6. Additional Rent.

(a) Subtenant agrees to pay to Sublandlord, as additional rent under this Sublease, the amount of any additional rent payable by Sublandlord under the Overlease (to the extent related to Subtenant’s use or occupancy of the Subleased Premises, including, without limitation, pursuant to Sections 5.2 and 5.3 of the Overlease. It is agreed that any amounts payable by the Sublandlord under the Overlease (including, without limitation, those payable pursuant to Sections 5.2 and 5.3 of the Overlease) that are not specifically attributable to either the Subleased Premises or the remainder of the Main Premises, shall be deemed attributable to the Subleased Premises and included in Additional Rent in the same proportion as the rentable area of the Subleased Premises bears to the rentable area of the Main Premises (“Subtenant’s Share”, which, for the purposes of this Sublease, the parties agreed shall be deemed to be 24.21%). For purposes of this Sublease, Operating Costs shall, in addition to those amounts payable under Section 5.2 of the Overlease, include those costs that are incurred by Sublandlord to the extent such costs would be permitted as Operating Costs had they been charged by Overlandlord. Operating Costs shall include the costs of the services provided by Sublandlord as more particularly set forth on Schedule 6(a) hereto (“Sublandlord Services”). Notwithstanding anything to the contrary in the Lease or this Sublease, the commercially reasonable management fees incurred by Sublandlord (not to exceed 3% of gross rents from the property, plus reimbursable) in connection with the operation and maintenance of the Subleased Premises shall be included in Operating Costs and Subtenant shall pay Subtenant’s Share of the same. For purposes of this Sublease, “Additional Rent” means any and all sums (whether or not specifically designated as “Additional Rent” in this Sublease), other than Monthly Base Rent, that Subtenant is or becomes obligated to pay to Sublandlord under this Sublease.

Subtenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Sublandlord’s statement of the actual amount of Operating Costs, such of Sublandlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Subtenant agrees that any information obtained during an inspection by Subtenant of Sublandlord’s books of account and records shall be kept in confidence by Subtenant and its agents and employees and shall not be disclosed to any other parties, except to Subtenant’s attorneys, accountants and other consultants. Any parties retained by Subtenant to inspect Sublandlord’s books of account and records shall not be compensated on a contingency fee basis. If Subtenant shall not dispute any item or items included in the determination of Operating

Expenses for a particular Sublease Year by delivering a written notice to Sublandlord generally describing in reasonable detail the basis of such dispute within sixty (60) days after the statement for such year was delivered to it, Subtenant shall be deemed to have approved such statement. During the pendency of any dispute over Operating Expenses, Subtenant shall pay, under protest and without prejudice, Subtenant’s Share of Operating Costs as calculated by Sublandlord.

(b) Subtenant agrees to pay directly to the provider of the service, all charges for steam, gas, electricity, fuel, water, sewer and other services and utilities furnished to the Subleased Premises, which charges shall be based on metering equipment installed as part of the Subleased Premises Work (without markup). If at any time during the Term, any utility service to the Subleased Premises is not separately metered and paid directly to the service provider by Subtenant, Subtenant’s usage and billing shall depend upon Sublandlord’s reading of the check meters (or, if not check metered, upon the reasonable estimate of Subtenant’s usage determined by the percentage of air flow used by Subtenant (measured through the Building energy management system)) for such service or if, Subtenant’s usage is non-determinable, based on the same proportion as Subtenant’s Share. Unless separately metered and paid directly by Subtenant, Additional Rent for utilities in the Subleased Premises may be estimated monthly by Sublandlord, based upon the estimate set forth in the preceding sentence, and shall be paid monthly by Subtenant as billed with a final accounting based upon actual bills following the conclusion of each calendar year.

(c) Subtenant shall have the right in common with others to connect to and use the emergency generator (not to exceed 3-5 watts per rentable square foot and solely for back-up power purposes), compressed air system, central vacuum, and RO Water (Type 2 or 3) system, each to be located as shown on Schedule 6(c) (collectively, the “Special Systems”) located at the Main Premises subject to the following conditions:

(i) Subtenant’s use of the Special Systems shall be at Subtenant’s sole risk to the extent permitted pursuant to Legal Requirements (Sublandlord making no representation or warranty regarding the sufficiency of the Special Systems for Subtenant’s use);

(ii) Subtenant’s use of the Special Systems shall be undertaken by Subtenant in compliance with Legal Requirements, including Environmental Laws, and Subtenant shall obtain any and all permits required in connection with Subtenant’s particular use (to the extent differing, if at all, from the designed use of such systems) and shall hold Sublandlord harmless from any resulting liability, including but not limited to, fines, penalties, and surcharges;

(iii) The actual costs to operate and maintain the Special Systems (without mark-up of any third party costs) shall be included in Additional Rent. Subtenant’s use of the Special Systems shall not exceed the capacity set forth above or otherwise Subtenant’s Share of the capacity available to other tenants (including Sublandlord) and subtenants of any such Special System;

(iv) The use of the Special Systems shall be subject to the Rules and Regulations.

(v) Subtenant acknowledges and agrees that there are no warranties of any kind, whether express or implied, made by Sublandlord or otherwise with respect to the Special Systems or any services (if any) provided in the Special Systems, and Subtenant disclaims any and all such warranties.

Sublandlord may, at its sole election, add additional Special Systems to the Main Premises in the future and make the same available to all laboratory tenants, in which case such additional systems shall be treated as Special Systems hereunder if and so long as Sublandlord provides Subtenant with prior notice of the pending availability of such additional Special Systems and Subtenant elects in writing to utilize such additional Special Systems. If and to the extent that Subtenant specifically requests any service to the Subleased Premises from Sublandlord that Sublandlord is not required to provide pursuant to the terms of this Sublease, then Subtenant shall reimburse Sublandlord for the actual costs to provide such service within 30 days following invoice from Sublandlord (Sublandlord having no obligation to provide any such services).

(d) Additional Rent payable on any basis other than usage shall be apportioned during the year in which the Term of this Sublease commences and during the year in which such Term shall end, such that Subtenant shall be obligated to pay a proportionate share of such Additional Rent for the Subleased Premises that is attributable to the number of days of the Term hereof that are included in the period of which such Additional Rent is payable by Sublandlord under the Overlease.

Sublandlord shall give Subtenant copies of all relevant statements and bills received by Sublandlord pursuant to the applicable provisions of the Overlease, together with a statement of the amount of Additional Rent, if any, which Subtenant is required to pay under this section. Subtenant shall pay Additional Rent (i) within thirty (30) days of Subtenant’s receipt of this statement or, (ii) if earlier, five (5) business days prior to the date such amounts are due under the Overlease (but in any event no less than two (2) business days after invoice on account of this clause (ii)). Subtenant shall also pay to Sublandlord, as Additional Rent, all other amounts payable by Sublandlord pursuant to the Overlease (other than Monthly Base Rent) that are attributable to the Subleased Premises and the Term of this Sublease or attributable to Subtenant or any person claiming by, through or under Subtenant or any of their respective employees, subtenants, licensees, agents, contractors and invitees (each, a “Subtenant Party”). Such amounts shall include, without limitation, charges for or related to Alterations, charges for common area janitorial and/or cleaning services, charges for common area trash removal, costs related to the loading dock dumpster and/or trash compactor, charges for common area electric and water usage, charges by Overlandlord for furnishing after-hours or excess HVAC or other utilities to the Subleased Premises, costs incurred by Overlandlord in repairing damage to the Building caused by Subtenant or any Subtenant Party to the extent required to be paid by Sublandlord under the Overlease, increased insurance premiums due as a result of Subtenant’s use and/or occupancy of the Subleased Premises, and amounts expended or incurred by Overlandlord on account of any default by Subtenant under this Sublease which gives rise to a default under the Overlease. Subtenant’s obligation to pay Additional Rent shall survive the expiration or earlier termination of this Sublease. Subtenant agrees that Subtenant’s obligation to pay Rent is not dependent upon the condition of the Subleased Premises or the performance by Sublandlord of its duties or obligations hereunder (or the performance by Overlandlord of its duties or obligations under the Overlease).

7. Security Deposit.

(a) Simultaneously with the execution of this Sublease, Subtenant shall deposit with Sublandlord an unconditional and irrevocable letter of credit (“Letter of Credit”) in the amount of $2,451,600.00 in the form attached hereto as Schedule 7(a). The Letter of Credit shall be issued by a bank satisfactory to Sublandlord and having an office in the Cities of Boston or Cambridge, Massachusetts. Subtenant shall ensure that at all times after the execution and delivery of this Sublease until forty-five (45) days after the expiration of the term of the Sublease an unexpired Letter of Credit in the amount of $2,451,600.00 shall be in the possession of Sublandlord. The Letter of Credit shall have a term ending no earlier than forty-five (45) days after the expiration of the Term and shall not be canceled unless the issuing bank delivers forty-five (45) days’ prior written notice to Sublandlord. Subtenant shall deliver to Sublandlord, no later than thirty (30) days prior to the expiry date of the then outstanding and expiring Letter of Credit, if any, a replacement Letter of Credit. Sublandlord shall be entitled to draw on the Letter of Credit (i) if Subtenant fails to deliver any replacement Letter of Credit as required, in which event Sublandlord shall be permitted to retain the entire proceeds of such Letter of Credit for application as a cash Security Deposit hereunder (on the terms set forth below), (ii) to cure or attempt to cure, in whole or in part, any default by Subtenant under this Sublease following any and all applicable notice and cure periods, in which event Subtenant shall replenish the amount so drawn upon demand by Sublandlord, and (iii) if the credit rating of the long-term debt of the issuer of the Letter of Credit (according to Moody’s or similar national rating agency) is downgraded to a grade below investment rate, or if the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or if the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law, unless Subtenant delivers to Sublandlord a replacement Letter of Credit complying with the terms of this Sublease within thirty (30) days after demand therefor from Sublandlord. Failure by the issuer to honor a draw request on the Letter of Credit shall be a default under the terms of this Sublease entitling Sublandlord to exercise its remedies hereunder. Each Letter of Credit shall be for the benefit of Sublandlord and its successors and assigns and shall entitle Sublandlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Sublandlord that Sublandlord is entitled to draw thereunder pursuant to the terms and provisions of this Sublease. Sublandlord shall have an unrestricted right to transfer the Letter of Credit at any time and to any successor or lender selected by Sublandlord. Subtenant shall pay any transfer commission (fee) and all other costs (hereinafter collectively referred to as the “Transfer Fee”) which may be imposed by the bank issuing the Letter of Credit for the transfer of the Letter of Credit by Sublandlord. Subtenant’s failure to pay the Transfer Fee shall constitute an Event of Default, and Sublandlord shall have the right to pursue any and all remedies provided Sublandlord under this Sublease, in equity and at law.

(b) Any cash held by Sublandlord following a draw on the Letter of Credit pursuant to the immediately preceding paragraph, and not otherwise applied towards the cure of an Event of Default (as defined below), shall be held as a cash security deposit (a “Security Deposit”) until such time as Subtenant replaces the Letter of Credit as security for the performance by Subtenant of Subtenant’s covenants and obligations under this Sublease (at which time such cash deposit shall be returned to Subtenant within ten (10) days), it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Subtenant’s liability for damages in case of default by Subtenant. Sublandlord shall hold the Security Deposit throughout the term of this Sublease as security for the performance by Subtenant of all obligations on the part of Subtenant hereunder. Sublandlord shall have the right from time to time, without prejudice to any other remedy Sublandlord may have on account thereof, to apply such deposit, or any part thereof, to Sublandlord’s damages arising from, or to cure, any Event of Default by Subtenant. Sublandlord shall return any Security Deposit then held by Sublandlord, or so much thereof as shall not have theretofore been applied in accordance with the terms of this paragraph, to Subtenant on the expiration or earlier termination of the term of this Sublease and surrender of possession of the Subleased Premises by Subtenant to Sublandlord at such time, provided that if there is then existing an Event of Default (or any circumstance which, with the passage of time or the giving of notice, or both, would constitute an Event of Default), Sublandlord shall retain a portion of the Security Deposit sufficient to cure such Event of Default and shall return the remainder of the Security Deposit to Subtenant. While Sublandlord holds such deposit, Sublandlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Sublandlord’s other funds.

(c) In the event of a sale, assignment or other transfer of Sublandlord’s interest in this Sublease, Sublandlord shall have the right to transfer the security to the transferee (“New Sublandlord”) and upon such transfer Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security; and Subtenant agrees to look to the New Sublandlord solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to a New Sublandlord. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the Security Deposit, and that neither Sublandlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance of the Letter of Credit or the Security Deposit.

8. Use; Access, (a) Subtenant will use and occupy the Subleased Premises solely for general office, research and development, laboratory (collectively, the “Permitted Use”), and, subject to Legal Requirements, other ancillary uses accessory to the foregoing (it being understood and agreed that no more than 3,000 square feet of rentable area located on the 7th floor, and no other portion of the Subleased Premises, may be dedicated to a vivarium) allowed as-of-right to the extent not incompatible (in Sublandlord’s reasonable judgment) with the Building systems and general uses of the Building, and for no other purposes whatsoever.

(b) Subtenant, subject to the provisions of the Overlease and this Sublease, shall have access to the Subleased Premises twenty four (24) hours per day, three hundred sixty five (365) days per year, subject to matters described in Section 27, the requirements and rights of Overlandlord under the Overlease, and reasonable security measures and limitations on access in the event of an emergency or as necessary for the protection of persons and property. Subtenant shall be responsible for security for the Subleased Premises, which shall be coordinated with, and reasonably approved by, Sublandlord.

9. Alterations.

(a) Subtenant shall not make any alteration, improvement, decoration, or installation (collectively, “Alterations”) in or to the Subleased Premises, without in each instance obtaining the prior written consent of Overlandlord and Sublandlord (which consent of Sublandlord may be withheld or conditioned on the conditions applicable to Overlandlord’s approval of Alterations under the Overlease). If any Alterations are made by Subtenant without complying with the terms of the Overlease and this Sublease, or without obtaining the prior written consent of Overlandlord and Sublandlord, Overlandlord or Sublandlord may remove same, and may repair and restore the Subleased Premises and any damage arising from such removal, and Subtenant shall be liable for any and all costs and expenses incurred by Overlandlord or Sublandlord in the performance of such work. In no event shall Subtenant make any Alterations in or to the Subleased Premises if to do so would constitute a default under the Overlease. Notwithstanding anything contained herein to the contrary, Alterations shall not include Subleased Premises Work and Subleased Premises Work shall not have to be removed by Subtenant at the expiration or earlier termination of this Sublease, unless the terms of the Overlease or Overlandlord’s consent to such Subleased Premises Work require (or permit Overlandlord to require), upon the expiration or earlier termination of the Overlease or this Sublease, removal of such Subleased Premises Work.

(b) If any Alterations are consented to by Overlandlord and Sublandlord, Subtenant may have such Alterations performed in a good and workerlike manner by contractors and at Subtenant’s sole cost and expense, provided that Subtenant has obtained written approval of the contractor from Overlandlord and Sublandlord. Without limiting any other requirements and conditions which may be imposed by Overlandlord and Sublandlord, such contractor shall be properly licensed, and have a financial condition, experience and past job performance satisfactory to Overlandlord and Sublandlord each in their sole discretion. The design of and plans for all Alterations undertaken by Subtenant shall also be subject to prior written approval of Overlandlord and Sublandlord in accordance with the standards set forth in the Overlease and any additional reasonable standards of Sublandlord and such Alterations shall not be commenced until such approvals are obtained. If any Alterations are consented to by Overlandlord and Sublandlord, Subtenant shall comply with all applicable provisions of the Overlease with respect to the performance of such Alterations. With reasonable notice to Subtenant, Overlandlord and Sublandlord shall at all times have the right to inspect the work performed by any contractor selected by Subtenant during normal business hours. In connection with any Alterations, Subtenant shall obtain lien waivers from any contractor or other party entitled to protection under the mechanics’ lien laws of Massachusetts with each payment made by Subtenant to such contractors or third parties and provide copies of the same to Sublandlord. Furthermore, Sublandlord may condition its consent to any Alterations that cost in excess of $100,000 on Subtenant furnishing a lien bond or other security satisfactory to Sublandlord prior to the commencement of such Alterations.

(c) Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Subleased Premises, together with all Alterations and other improvements (including, without limitation, plumbing, lighting, electrical, HVAC, telecommunications, unless Sublandlord otherwise directs), and other items used in the operation of the Subleased Premises), subject only to reasonable wear and tear and to damage, if any, by fire or other casualty. AH

Alterations in or upon the Subleased Premises made by Subtenant shall become part of and remain in the Subleased Premises upon such expiration or termination without compensation, allowance or credit to Subtenant; provided, however, that upon the expiration or earlier termination of this Sublease, (i) in the event Subtenant makes Alterations in or to the Subleased Premises in violation of the provisions set forth in this Section 9, or (ii) if the terms of the Overlease or Overlandlord’s consent to any Alterations or the Subleased Premises Work require (or permit Overlandlord to require and Sublandlord elects to require the removal of such Alterations by notice to Subtenant given in the same manner by which Overlandlord is required to provide notice of such required removal), upon the expiration or earlier termination of the Overlease or this Sublease, removal of such Alterations, the Subleased Premises Work or any portion(s) thereof, and/or the restoration of the Subleased Premises by reason of the installation or removal of such Alterations, Subleased Premises Work or any portion(s) thereof, Subtenant shall remove said Alterations and/or Subleased Premises Work and thereafter repair all damage resulting from such removal and restore the Subleased Premises to the condition as of the date possession was delivered to Subtenant (or such other condition as required by the Overlease or Overlandlord’s consent, if applicable). If Subtenant fails or refuses to remove such Alterations and/or Subleased Premises Work or fails to repair and restore the Subleased Premises, Overlandlord or Sublandlord may cause the same to be removed, and repairs and restoration to be made, in which event Subtenant shall reimburse to the party who caused said Alterations and/or Subleased Premises Work to be removed and repairs made, the cost of such removal, repairs and restoration, together with any and all damages which Overlandlord or Sublandlord may suffer and sustain by reason of Subtenant’s failure or refusal to remove said Alterations and/or Subleased Premises Work. Subtenant shall surrender to Sublandlord all keys and combinations to locks which Subtenant is permitted to leave. If the Term of this Sublease (or any portion thereof) expires at or about the date of the expiration of the Overlease (or any portion thereof), and if Sublandlord is required under or pursuant to the terms of the Overlease to remove any Alterations and/or Subleased Premises Work, Subtenant shall permit Sublandlord to enter the Subleased Premises for a reasonable period of time prior to the expiration of this Sublease for the purpose of removing its Alterations and/or Subleased Premises Work and restoring the Subleased Premises as required. The obligations of Subtenant as provided in this paragraph shall survive the expiration or earlier termination of this Sublease.

10. Subtenant’s Personal Property. Upon the expiration or earlier termination of this Sublease, Subtenant shall remove all of its furniture, furnishings and equipment, shall repair all damage resulting from such removal and all damage resulting from its use of the Subleased Premises, and shall (subject to the provisions of Section 9 above) surrender the Subleased Premises, as so required, in good condition, subject only to reasonable wear and tear and to damage, if any, by fire or other casualty. In the event Subtenant does not do so, Overlandlord or Sublandlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Subleased Premises as aforesaid) and dispose thereof, or warehouse the same, and Subtenant shall pay the reasonable cost of such removal, repair, restoration, delivery or warehousing to Sublandlord, or Sublandlord may treat such property as having been conveyed to Sublandlord, with this Sublease constituting a bill of sale therefor, without further payment or credit by Sublandlord to Subtenant. All personal property in or about the Subleased Premises owned by Subtenant or any other party shall be at the risk of Subtenant only, and Sublandlord shall not be liable for any loss or damage thereto or theft thereof, except to the extent caused by the negligence or willful misconduct of Sublandlord. The obligations of Subtenant as provided in this section shall survive the expiration or earlier termination of this Sublease.

11. Terms of Overlease.

(a) Except as herein otherwise expressly provided, all of the terms, provisions, covenants and conditions of the Overlease are incorporated herein by reference and hereby made a part of and are superior to this Sublease, provided that in construing such terms, provisions, covenants and conditions of the Overlease as incorporated herein, the term “Landlord” as used in the Overlease shall refer to Sublandlord hereunder and its successors and assigns; the term “Tenant” as used in the Overlease shall refer to Subtenant hereunder; and the term “Premises” shall refer to the Subleased Premises. Subtenant shall be obligated, however, to pay only the Rent, Letter of Credit and Security Deposit provided for in this Sublease and not the amounts of rent, rental escalations and security deposit, if any, provided to be paid by Sublandlord under the Overlease. In addition, any provisions in the Overlease allowing or purporting to allow Sublandlord any rent concessions or abatements or construction or improvements allowances, or granting Sublandlord any option or right to expand the Main Premises, extend the term of the Overlease or any other option, shall not apply to this Sublease, except that Subtenant shall receive the benefit of any abatement received by Sublandlord under Section 9.6(b) of the Overlease, to the extent that any Affected Portion includes the Subleased Premises.

In addition, the following provisions of the Overlease shall not be applicable to this Sublease: Sections 1.2, 1.4(c), 5.2(1), 9.6(b) (except to the extent any Affected Portion includes the Subleased Premises), 12.1, Sections 12.3, 13.2, 13.7, 14.1(e), 14.2(b), 15.2(b) 15.2(c), 20.9(b), 25.15, the right to record a Notice of Lease pursuant to Section 1.3, any rights in Parking Spaces under Section 1.4(b) except as expressly set forth in this Sublease, Articles 3 (except to the extent expressly incorporated herein with respect to the Subleased Premises Work) and 6, the last paragraph of Section 10.2, the provisions of Section 11.1 and the remainder of the Overlease applicable to Permitted Alterations, clause (i) of Section 15.5, the last two sentences of Section 17.8, any rights provided to Sublandlord with respect to Permitted Transfers and Working Partnerships, generally, and Sections 3, 5, or 7 of the Second Amendment.

(b) As between the parties hereto, Subtenant, with respect to the Subleased Premises, hereby assumes all of the obligations of Sublandlord, as Tenant, under the Overlease, including, without limitation, all defense, indemnification and hold harmless obligations, and Subtenant shall perform all such obligations so assumed for the benefit of both Sublandlord and Overlandlord with respect to this Sublease, the Subleased Premises and the Term hereunder. Subtenant shall not commit any act or omission which would violate any term or condition of the Overlease. To the extent practicable, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Overlease at least five (5) business days prior to the date when Sublandlord’s performance is required under the Overlease. Without limiting the generality of the foregoing, Subtenant shall be responsible for all maintenance, repairs and replacements to the Subleased Premises and its equipment to the extent Sublandlord is obligated to perform the same under the Overlease, and Subtenant shall comply with any and all local, state and federal laws, ordinances, rules and regulations, including but not limited to, Environmental Laws (defined below), building and zoning laws, ordinances and regulations, laws, rules, orders, and regulations of all applicable governmental authorities and, without limitation, all other “laws, “Legal Requirements” and the like however defined in the Overlease (collectively, “Legal Requirements”) applicable to the Subleased Premises or to Subtenant’s particular use or manner of use thereof or of the Building and land of which the Subleased Premises are a part, including laws governing handicapped access or architectural barriers. In the event Subtenant desires to take any action and the Overlease would require Sublandlord to obtain the consent of Overlandlord before undertaking any such action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord and Overlandlord, and Sublandlord may condition its consent upon the receipt of Overlandlord’s consent to same. Sublandlord shall have all of the rights and remedies of Overlandlord under the Overlease as against Subtenant.

(c) Notwithstanding anything to the contrary, Sublandlord does not assume any obligation to perform the provisions of the Overlease to be performed by Overlandlord (including, without limitation, the provision or performance of utilities, services, improvements, allowances, maintenance or repairs) and Sublandlord is not making the same representations and warranties, or agreements to indemnify, defend or hold harmless, if any, made by Overlandlord in the Overlease. Sublandlord shall not be liable to Subtenant for any default, failure or delay on the part of Overlandlord in the performance or observance by Overlandlord of any of its obligations under the Overlease, nor shall such default by Overlandlord affect this Sublease or waive or defer the performance of any of Subtenant’s obligations hereunder, except to the extent that such default by Overlandlord excuses performance of Sublandlord under the Overlease. Sublandlord shall reasonably cooperate with Subtenant, at no cost to Sublandlord, in seeking to obtain the performance of Overlandlord pursuant to the Overlease. However, such cooperation shall not require Sublandlord to litigate or pursue other proceedings. Subtenant shall not receive any abatement of Rent under this Sublease because of Overlandlord’s failure to perform any of its obligations under the Overlease, except that if Sublandlord receives an abatement of rent from Overlandlord relating to the Subleased Premises, Subtenant shall receive a proportionate benefit of such abatement of rent to the extent same is allocable to Rent payable hereunder.

(d) Sublandlord represents and warrants that it has provided Subtenant with a true and correct redacted copy of the Overlease (including all amendments and other agreements affecting Sublandlord’s occupancy) attached to this Sublease as Schedule 32, and Subtenant represents and warrants that it has reviewed the same, and that it is familiar with the contents thereof. Subtenant further acknowledges and understands that notwithstanding anything to the contrary herein, in the event that the Overlease is terminated for any reason, this Sublease shall also be automatically and simultaneously terminated (except as may otherwise be provided in Overlandlord’s consent), and thereupon Subtenant shall vacate and surrender the Subleased Premises in accordance with all terms of the Overlease and this Sublease.

(e) If the Overlease terminates, this Sublease shall terminate (except as may otherwise be provided in Overlandlord’s consent) and the parties shall be relieved of any further liability or obligation under this Sublease other than any obligations that expressly survive a termination of this Sublease by its terms; provided, also, that if the Overlease terminates as a result of a default or breach by Subtenant under this Sublease, then Subtenant shall be liable to Sublandlord for the damages suffered as a result of such termination. If the Subleased Premises are damaged or destroyed and Overlandlord exercises any option Overlandlord may have to terminate the Overlease, this Sublease shall terminate as of the date of the termination of the Overlease. If the Overlease gives Sublandlord any right to terminate the Overlease in the event of the partial or total damage, destruction, or condemnation of the Main Premises or the building or project of which the Main Premises are a part, the exercise of such right by Sublandlord shall not constitute a default or breach hereunder, and upon such exercise this Sublease shall also be automatically and simultaneously terminated and thereupon Subtenant shall vacate and surrender the Subleased Premises in accordance with all terms of the Overlease and this Sublease and thereafter the parties shall be relieved of any further liability or obligation under this Sublease other than any obligation that expressly survives a termination of this Sublease by its terms.

12. Casualty; Eminent Domain. In the event of a fire or other casualty affecting the Building or the Subleased Premises, or of a taking of all or a part of the Building or Subleased Premises under the power of eminent domain: (i) Sublandlord shall not have any obligation to repair or restore the Subleased Premises or any Alterations or personal property; (ii) Subtenant shall be entitled only to a proportionate abatement of Monthly Base Rent, Additional Rent and other charges to the extent Sublandlord receives a corresponding abatement of rent under the Overlease during the time and to the extent the Subleased Premises are unfit for occupancy for the purposes permitted under this Sublease and not occupied by Subtenant as a result thereof; (iii) Subtenant shall not, by reason thereof, have a right to terminate this Sublease unless the Overlease shall be terminated; and (iv) Sublandlord reserves the right to terminate the Overlease and this Sublease in connection with any right granted to it under the Overlease whether or not the Subleased Premises is damaged or the subject of a taking. In the event Overlandlord or Sublandlord exercises the right to terminate the Overlease as the result of any such fire, casualty or taking, Sublandlord shall provide Subtenant with a copy of the relevant termination notice and this Sublease shall terminate on the date upon which the Overlease terminates. If the Subleased Premises or any part of the Main Premises necessary for the use and enjoyment of the Subleased Premises is damaged by fire or other casualty, then either Sublandlord or Subtenant shall have the right to terminate this Sublease upon thirty (30) days’ written notice to the other if the estimated time to complete restoration (as set forth in the Overlandlord’s Restoration Estimate described in the Overlease) exceeds twelve (12) months.

13. Holdover. In the event Subtenant or anyone claiming by, through or under Subtenant is in possession of the Subleased Premises after the expiration or earlier termination of this Sublease, then Subtenant, at Sublandlord’s option, shall be deemed to be occupying the Subleased Premises at sufferance at a Monthly Base Rent equal to one hundred fifty percent (150%) of the Monthly Base Rent in effect prior to expiration or termination, and shall otherwise remain subject to all of the conditions, provisions and obligations of this Sublease insofar as the same are applicable to a tenancy at sufferance, including, without limitation, the payment of all Additional Rent and all other amounts due from Subtenant to Sublandlord hereunder. No holding over by Subtenant after the expiration or termination of this Sublease shall be construed to extend or renew the Term or Extension Term, as the case may be, or in any other manner be construed as permission by Sublandlord to holdover. Subtenant shall indemnify and hold Sublandlord harmless from and against any and all damages (actual, consequential or otherwise), losses, costs and expenses, including reasonable attorneys’ fees, and including, without limitation, any holdover rent, additional rent, penalties and damages under the Overlease arising out of a holdover under this Sublease, incurred by Sublandlord arising out of or in any way attributable to such holding over and/or failure to surrender and deliver the Subleased Premises in the condition required by this Sublease on the expiration or earlier termination of the Term of this Sublease; provided, Subtenant shall not be liable for consequential, indirect or special damages unless such holdover continues for more than thirty (30) days. Nothing contained herein shall be construed as consent by Sublandlord to any holding over. Subtenant’s obligations hereunder shall survive the expiration or earlier termination of this Sublease.

14. Events of Default; Remedies.

(a) Each of the following events shall constitute an “Event of Default” under this Sublease:

(i) Subtenant fails to pay when due Rent or any other amount due hereunder; provided, however, on the first (1st) occasion with respect to any such failure during any Sublease Year, Sublandlord shall furnish Subtenant with written notice of such failure and permit Subtenant a three (3) business day period to cure such failure;

(ii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for fifteen (15) days after written notice thereof, unless the default cannot be cured with reasonable diligence within such period and Subtenant commences and diligently proceeds with rectifying such default hereunder and completes the cure of such default within thirty (30) days following Subtenant’s receipt of the original written notice of such default;

(iii) the default or non-performance of any other obligation, covenant or agreement of Subtenant hereunder which, if it remains uncured would result in an event of default of Sublandlord under the Overlease, and such event is not cured at least five (5) business days in advance of the time period required for a cure thereof under the Overlease;

(iv) the institution in a court of competent jurisdiction of proceedings for reorganization, liquidation, or involuntary dissolution by Subtenant, or for

(v) its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Subtenant, provided that proceedings are not dismissed, and any receiver, trustee or liquidator appointed therein is not discharged within sixty (60) days after the institution of such proceedings; or (vi) any assignment of this Sublease or further sublet of the Subleased Premises in contravention of this Sublease or the Overlease.

(b) Upon the occurrence of an Event of Default, Sublandlord shall have, in addition to any other rights and remedies available to it under this Sublease and/or at law and/or in equity, the following remedies:

(i) If this Sublease is terminated due to an Event of Default, then unless and until Sublandlord elects lump sum liquidated damages described in (ii) below, Subtenant covenants, as an additional cumulative obligation after any such termination, to pay punctually to Sublandlord all the sums and perform all the obligations which Subtenant covenants in this Sublease to pay and to perform in the same manner and to the same extent and at the same time as if this Sublease had not been terminated. In calculating the amounts to be paid by Subtenant pursuant to the preceding sentence Subtenant shall be credited with the net proceeds of any rent then actually received by Sublandlord from a reletting of the Subleased Premises after deducting all sums provided for in this Sublease to be paid by Subtenant and not then paid.

(ii) If this Sublease is terminated due to an Event of Default, then Subtenant covenants, as an additional cumulative obligation after termination, to pay forthwith to Sublandlord at Sublandlord’s election made by written notice to Subtenant at any time within one year after termination, as liquidated damages a single lump sum payment equal to the sum of (1) all sums provided for in this Sublease to be paid by Subtenant and not then paid at the time of such election, plus (2) the present value (calculated at the Federal Reserve discount rate or equivalent plus 2%) of the excess of all of the rent reserved for the residue of the Term over all of the fair market rent reasonably projected by Sublandlord to be received on account of the Subleased Premises during such period, which rent from reletting shall be reduced by reasonable projections of vacancies and by Sublandlord’s reletting expenses described above to the extent not theretofore paid to Sublandlord.

(iii) any and all rights and remedies of Overlandlord set forth in the Overlease in connection with a default by Sublandlord thereunder which continues after the expiration of any applicable cure period therein.

(iv) In addition, without limiting any of the foregoing, in the event Sublandlord reasonably believes that Subtenant’s failure to cure a breach under Section 14(a) above shall cause a default by Sublandlord to occur under the Overlease and Subtenant has not commenced to cure such breach within five (5) days following written notice from Sublandlord (provided that no such notice shall be required in the event of an emergency threatening life or property) or has commenced but ceased the cure of such default, Sublandlord shall specifically have the right to cure such breach or default and be reimbursed by Subtenant as Additional Rent hereunder for all out-of-pocket expenses (including attorneys’ fees) incurred by Sublandlord in connection therewith upon demand and presentation of invoices therefor. All rights and remedies of Sublandlord herein enumerated shall be cumulative and none shall exclude any other right allowed by law or in equity and such rights and remedies may be exercised and enforced concurrently (except for the election to exercise the remedies contained in (i) or (ii) above) and whenever and as often as the occasion therefor arises.

15. Insurance. Subtenant shall obtain and maintain all insurance types and coverages as specified in the Overlease to be obtained and maintained by Sublandlord, as tenant thereunder, in amounts not less than those specified in the Overlease. Without limiting the foregoing, Subtenant shall at all times during the Sublease Term maintain in effect property policies of insurance covering all of Subtenant’s personal property and all tenant improvements, subleasehold improvements, and other alterations (including, without limitation, as such terms may be defined in the Overlease) including, without limitation, any and all Alterations under this Sublease, and any plate glass, trade fixtures, merchandise and all other personal property from time to time in or on the Subleased Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost, providing protection against all risks including Fire and Extended Coverage Insurance, together with insurance against vandalism and malicious mischief. Subtenant shall also maintain at its expense worker’s compensation insurance in the minimum amount required by law. The general liability insurance obtained by Subtenant must have minimum limits of $4,000,000 per occurrence or any higher minimum limits required under the terms of the Overlease. All policies of insurance obtained by Subtenant shall name Overlandlord (in accordance with the Overlease) and Sublandlord and its affiliates as additional insureds therein. Subtenant’s insurance shall be primary and non-contributing to Overlandlord’s and Sublandlord’s or its affiliates’ insurance. Subtenant will deliver to Sublandlord on or before the Commencement Date or the date that Subtenant first enters the Subleased Premises and annually thereafter on the anniversary of the Commencement Date, certificates reflecting that Subtenant has obtained and is maintaining the required insurance coverages in the appropriate amounts. Anything in this Sublease to the contrary notwithstanding, Subtenant (and its affiliates) each hereby waive any and all rights of recovery, claims, actions or causes of action against the Sublandlord and Overlandlord and the officers, directors, partners, members, agents and employees of each of them, including but not limited to any loss or damage that may occur to the Subleased Premises, or any improvements therein and any personal property of Subtenant or any person in the Subleased Premises or in the Building, by reason of fire, the elements or any other cause insured against (or required to be insured against by the terms of this Sublease) under property insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under such insurance policies (or would have been recovered had the insurance required by this Sublease been maintained), including any deductible or retention. Subtenant agrees to obtain, for the benefit of Overlandlord and Sublandlord (and its affiliates), appropriate waiver of subrogation rights and endorsements from its property, general liability and workers’ compensation insurer. Such required insurance shall be written by companies of recognized financial standing which are legally qualified to issue such insurance in the jurisdiction where the Building is located and all insurance must be procured with carriers having an A.M. Best rating of A-VII or better. All deductibles/retentions on Subtenant’s insurance policies shall be the sole responsibility of Subtenant.

16. Subtenant’s Covenants; Sublandlord’s Covenants.

(a) Subtenant covenants and agrees that Subtenant shall not do anything which would constitute a default under the Overlease or omit to do anything which Subtenant is obligated to do under the terms of this Sublease and which would constitute a default under the Overlease. Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall not be responsible for (i) any default of Sublandlord under the Overlease unless attributable to a default under this Sublease or the Overlease by Subtenant, its agents, employees, contractors, invitees or anyone claiming by, through or under Subtenant, (ii) conditions at the Subleased Premises, for which the obligation to maintain and repair resides with Overlandlord, (ii) the payment of any charges, fees and other costs imposed by Overlandlord on Sublandlord as a result of Sublandlord’s default under the Overlease (except and to the extent arising out of any default by Subtenant under this Sublease), or (iii) the payment of any sums either to Overlandlord or Sublandlord in satisfaction of any charges accruing under the Overlease (whether denominated as rent, rental, additional rent or otherwise) for any period prior to the Term of this Sublease.

(b) Sublandlord shall not (i) enter into any amendment or modification of the Overlease which will adversely affect in more than a de minimis manner Subtenant’s interest in the Sublease, or (ii) terminate the Overlease or enter into any agreement terminating the Overlease other than a termination permitted pursuant to the terms of the Overlease, without in each case obtaining the prior written consent of Subtenant, which consent may be withheld in Subtenant’s sole discretion so long as Subtenant is not in default of this Sublease beyond any applicable notice and cure periods. Sublandlord will not suffer to be done, or omit to do, any act which may result in a violation of or a default by Sublandlord under the Overlease which causes the Overlease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Overlandlord under the Overlease.

17. Waiver of Claims and Indemnification. Subtenant hereby releases and waives any and all claims against Overlandlord and Sublandlord and each of their respective officers, directors, partners, members, agents, affiliates and employees (the “Indemnitees”) for injury or damage to person, property or business sustained in or about the Building or the Subleased Premises by Subtenant other than by reason of negligence or willful misconduct of Overlandlord or Sublandlord and except in any case which would render this release and waiver void under applicable law. Subtenant shall and hereby does indemnify and hold the Indemnitees harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (“Losses”) asserted against, imposed upon or incurred by the Indemnitees by reason of (a) any default caused by, or resulting from the acts or omissions of Subtenant or any Subtenant Party, of any of the terms, covenants or conditions of the Overlease or this Sublease, or (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Subleased Premises (including, but not limited to any Losses arising out of the making of the Subleased Improvements by Subtenant, its agents and employees) other than those arising from the negligence of willful misconduct of the Indemnitees, as applicable, or (c) any work or thing whatsoever done or condition created by Subtenant or any Subtenant Party in, on or about the Subleased Premises or the Building, or (d) any negligent act or omission of Subtenant or any Subtenant Party, or (e) the use of the Special Systems by any Subtenant Party. The provisions of this Section 17 shall survive the expiration or earlier termination of this Sublease.

18. Environmental Matters.

(a) Subtenant, at Subtenant’s sole cost and expense, shall comply with all requirements of the Overlease relating to Environmental Laws, Hazardous Materials and other environmental, health and safety matters to the extent applicable to the Subleased Premises and/or Subtenant’s operations and otherwise not resulting from the acts or omissions of Sublandlord in violation of the terms of the Overlease or this Sublease. Without limiting the foregoing obligation, and notwithstanding anything in the Overlease to the contrary, Subtenant covenants to Sublandlord that, except as permitted by Section 18(b) below, no Hazardous Materials (as defined herein) will be introduced by Subtenant, its agents, invitees, servants or employees into, on, under, or around the Subleased Premises, other than (A) those normally utilized in an office environment, including, but not limited to, Hazardous Materials which may be contained in cleaning solutions or products utilized in photostatic copying and other office machines, and (B) Subtenant’s Hazardous Materials, and then only so long as such materials are utilized, stored or present on the Subleased Premises in a manner consistent with the instructions of the manufacturer of such materials and in a manner and quantity that do not violate any Environmental Laws (as defined herein) or provisions of the Overlease (including without limitation any such provisions that require Sublandlord to obtain the prior written consent of Overlandlord). To the extent not Sublandlord’s obligation under this Sublease, Subtenant shall be responsible for assuring that all laboratory uses are adequately and properly vented in accordance with applicable Legal Requirements, and then only so long as such materials are utilized, stored or present on the Subleased Premises in a manner consistent with the instructions of the manufacturer of such materials and in a manner and quantity that do not violate any Environmental Laws (as defined herein) or provisions of the Overlease and, in all events, in strict compliance with all Environmental Laws and requirements of the Overlease. For purposes hereof, “Subtenant’s Hazardous Materials” shall mean all Hazardous Materials brought, kept, used or disposed of by Subtenant at, in or on the Subleased Premises for the Permitted Use, and those Hazardous Materials listed in Subtenant’s submissions concerning the Subleased Premises to any governmental authorities including without limitation the City of Cambridge Fire Department; provided, however, that in no event shall Subtenant include in such submissions more than Subtenant’s Share of the quantity and/or types of any Hazardous Materials permitted by Environmental Laws in the entire Building. In furtherance and not in limitation of the foregoing, Subtenant’s flammable storage permit shall not list more than Subtenant’s Flammable Share of any category of flammable materials allowed in the entire Building under 527 CMR 9.00 et seq. and 527 CMR 14.00 et seq. without a license having been issued to Overlandlord. For purposes hereof, “Subtenant’s Flammable Share” shall mean a fraction, the numerator of which is the amount of flammable materials that may be lawfully stored in all of Subtenant’s control areas, and the denominator of which is the amount of flammable materials that may be lawfully stored in all control areas that exist or may exist in the Building. Subtenant shall be responsible for obtaining its own generator identification number under the Resource Conservation and Recovery Act, if needed to comply with Environmental Laws, and for complying with all of the applicable requirements thereof.

(b) Except as permitted in subparagraph (a) above, Subtenant shall not cause or permit any other Hazardous Material to be used, stored, generated, transported or disposed of on, at or in or about the Subleased Premises by Subtenant or the Subtenant Parties without first obtaining Sublandlord’s written consent. If any Hazardous Materials that used, stored, generated, transported or disposed of by Subtenant or the Subtenant Parties on, at, in or about the Subleased Premises result in contamination of the Subleased Premises or any other property, or if the Subleased Premises or any other property become the subject of an Environmental Claim (as defined herein) relating to Subtenant’s or any Subtenant Party’s use, occupation, or operation of the Subleased Premises or to Subtenant’s use, storage, generation or disposal of Hazardous Materials in any manner during the Term, Subtenant shall indemnify and hold harmless the Indemnitees from and against: (i) any and all actions, claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Subleased Premises, damages arising out of any loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space), and (ii) any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees arising during or after the Term and arising out of such Environmental Claim as described in this Section 18(b). This indemnification includes, without limitation, any and all costs incurred by Sublandlord or Overlandlord because of any investigation or any cleanup, removal or restoration required under applicable Environmental Laws or mandated by a federal, provincial or local agency or political subdivision. Without limitation of the foregoing, if Subtenant or any of the Subtenant Parties causes or permits the presence of any Hazardous Materials on the Subleased Premises that results in an Environmental Claim, Subtenant shall promptly at its sole expense, take any and all necessary actions to return the Subleased Premises to the condition existing prior to the presence of any such Hazardous Materials on the Subleased Premises. Subtenant shall first obtain Sublandlord’s written approval for any such remedial action.

(c) Sublandlord or its agents may perform an environmental inspection of the Subleased Premises at any time during the Term, upon prior written notice to Subtenant, or without notice in the event of an emergency or other extraordinary circumstance. Sublandlord agrees to use commercially reasonable efforts to minimize any interference to Subtenant’s use and enjoyment of the Subleased Premises in connection with the performance of such inspection. The cost of such inspection shall be borne by Sublandlord unless such inspection arises out of the act or omission of Subtenant or reveals the presence of Hazardous Materials in violation of the above provisions of this Section or that Subtenant has not complied with the requirements of this Section 18 or with any Environmental Law, in which case Subtenant shall reimburse Sublandlord for the reasonable cost thereof within ten (10) days after Sublandlord’s request therefor. Subtenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such inspection in accordance with all Environmental Laws, except for environmental conditions that can be shown to have arisen prior to the Commencement Date, the burden being on Subtenant to make such a showing to the reasonable satisfaction of Sublandlord.

(d) Subtenant shall assume full responsibility for reporting any release, spill, leak, discharge, disposal, pumping, pouring, emission, emptying, injecting, leaching, dumping or escaping (“Release”) or threat of Release of any Hazardous Materials at the Subleased Premises to the appropriate governmental or quasi-governmental agencies and immediately provide notice of such Release or threat of Release to Sublandlord and Overlandlord whether or not such notice has been, or is required to be provided to a governmental or quasi-governmental agencies. Subtenant will assume full responsibility for any investigation, clean-up or other action required in relation to any such Release or threat of Release and will indemnify and hold the Indemnitees harmless for any Environmental Claims in relation thereto. Subtenant will take all reasonable precautions to avoid any such Release or threat of Release. Subtenant shall notify Sublandlord of any violation of Environmental Law caused by the acts or omissions of Subtenant, its employees, contractors, invitees or assigns.

(e) The following terms shall have the following meanings (provided that such terms shall not diminish Subtenant’s obligation to comply with all of the requirements of the Overlease relating to Environmental Laws, Hazardous Materials and other environmental, health and safety matters as set forth in the Overlease):

(i) “Environmental Laws” means collectively, any environmental law, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et. seq., the Clean Water Act, 33 U.S.C. §1251, et. seq., the Clean Air Act, 42 U.S.C. §7401, et. seq., the Safe Water Drinking Act, 14 U.S.C. §300f, et. seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et. seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et. seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et. seq., all regulations promulgated under any of the foregoing laws, any state law equivalents to any of the foregoing, and any other law, regulation, or ordinance related to environmental matters or liability with respect to or affecting the Subleased Premises or the Building, whether in effect now or in the future.

(ii) “Hazardous Materials” (or any derivation thereof) means any and all hazardous materials, toxic substances, chemicals, contaminants, pollutants, solid, biological, medical wastes or waste, as defined by any Environmental Law, and also includes, but is not limited to, any asbestos, lead paint, mold, radon, petroleum, petroleum products, petroleum by-products, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous waste, toxic substances, toxic chemicals, chemicals, infectious materials, pesticides, radioactive materials, polychlorinated byphenols, methane, soil vapor (but only to the extent soil vapor is caused by a Release), gas (but only to the extent gas is caused by a Release), and surface and subsurface man-made media left at or underneath the Property, and any other element, compound, mixture, solution, substance, material, waste or the like which may pose a present or potential danger to human health and safety, biota or the environment.

(iii) “Environmental Claim” means any claim based upon any Environmental Laws or relating in any way to Hazardous Materials.

(f) Upon the expiration or earlier termination of the Term, Subtenant shall peaceably quit and surrender to Sublandlord the Subleased Premises (including without limitation all lab benches (including but not limited to those installed as part of Subleased Premises Work), fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein) broom clean, in the condition in which Subtenant is obligated to maintain the same excepting only ordinary wear and tear and damage by fire or other Casualty, and free of all residual chemical or biological materials; (ii) remove all of Subtenant’s property, all autoclaves and cage washers (other than those installed as part of Sublandlord’s Work), and, to the extent specified by Sublandlord or Overlandlord in accordance with the Sublease, Alterations made by Subtenant, including any vivarium; and (iii) repair any damages to the Subleased Premises or the Building caused by the installation or removal of Subtenant’s property and/or such Alterations (including any vivarium). Subtenant’s obligations under this paragraph shall survive the expiration or earlier termination of this Sublease. On or before the expiration of the Term (or, if this Sublease is earlier terminated, within thirty (30) days after Overlandlord’s approval of the Subtenant’s Surrender Plan (and if such earlier termination is pursuant to Article 20 of the Overlease, as incorporated herein, Subtenant’s use and occupancy of the Subleased Premises during such period shall be governed by Section 21.3 of the Overlease to the extent not inconsistent with the terms of this Sublease), Subtenant shall deliver to Sublandlord and Overlandlord a Surrender Plan and Surrender Report as and when required by, and in accordance with the terms of, the Overlease, and such Surrender Report shall be addressed to Sublandlord in addition to those persons required by the Overlease. Subtenant, at Subtenant’s sole cost and expense, shall comply with all requirements of Section 21.1 of the Overlease with respect to the Subleased Premises.

19. Assignment and Sublease, (a) Subtenant shall not assign, mortgage, pledge or otherwise encumber, directly or indirectly, this Sublease, the Subleased Premises or any interest therein, allow any transfer thereof or any lien upon Subtenant’s interest by operation of law or otherwise, further sublet the Subleased Premises or any part thereof, or permit the occupancy of the Subleased Premises or any part thereof by anyone other than Subtenant (any and all of the foregoing, collectively a “Transfer”), without in each instance obtaining the prior written consent of Overlandlord and Sublandlord, which consent of Sublandlord may be withheld or conditioned in Sublandlord’s sole and absolute discretion except as expressly provided herein. If Sublandlord consents thereto, Sublandlord shall use reasonable efforts to obtain the consent of Overlandlord under the Overlease; provided, however, Subtenant shall reimburse Sublandlord for any costs incurred by Sublandlord with respect thereto.

Notwithstanding anything to the contrary herein contained, Subtenant shall have the right, without obtaining Sublandlord’s consent, to make a Transfer (each, a “Permitted Transfer”) to (i) an Affiliate, and (ii) a Successor, provided that, in the event of an assignment of Subtenant’s interest in this Sublease (except as the result of a merger), such Affiliate or Successor, as the case may be, and Subtenant execute and deliver to Sublandlord a commercially reasonable assignment and assumption agreement whereby such Affiliate or Successor shall agree to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Sublease on the part of Subtenant to be performed. Subtenant shall deliver such assignment and assumption agreement to Sublandlord prior to the effective date of such Transfer unless Subtenant is contractually or legally prohibited from doing so, in which event such agreement shall be delivered to Sublandlord within ten (10) days after the effective date thereof. For the purposes hereof, an “Affiliate” shall be defined as an entity that is controlled by, is under common control with, or which controls Subtenant. For the purposes hereof, a “Successor” shall be defined as an entity into or with which Subtenant is merged or with which Subtenant is consolidated or which acquires all or substantially all of Subtenant’s stock or assets, or any other corporate reorganization of Subtenant, provided that the surviving entity shall have a net worth and other financial indicators at least as good as Subtenant’s as of the date that is three months prior to such event. In addition, occupancy of less than 10% of the Subleased Premises by companies, firms or other entities (each, a “Working Partnership”) (i) who are members of a group with whom Subtenant has a contractual or other relationship providing for cooperative or collaborative research or development work, who are or typically would be located by Subtenant in one of its facilities, and/or (ii) in which Subtenant has a beneficial interest and which are actively engaged in research activities using technology, techniques and/or equipment developed by Subtenant, shall not constitute a Transfer for the purposes of this Section 19 and shall be permitted without Sublandlord’s consent (and Sublandlord’s recapture rights provided in Section 19(b) below shall not apply), but Subtenant shall provide Sublandlord with prior written notice thereof (which notice shall include the number of square feet in occupancy by such entities and such other information reasonably required for financing, insurance and other risk management purposes, but which notice may otherwise be limited in detail to the extent required by applicable confidentiality agreements).

Furthermore, notwithstanding the foregoing to the contrary, Sublandlord shall not unreasonably withhold its consent to an assignment of this Sublease or a sublet of the Subleased Premises, subject to the conditions of the Overlease and this Section 19. Without limitation, it is agreed that Sublandlord’s consent to an assignment or sublet shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition is not reasonably adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (2) the transferee’s business or reputation is not suitable for the Main Premises; (3) the transferee is a governmental agency or occupant of the Building; (4) Subtenant is in default beyond any applicable notice and cure period; (5) any portion of the Building or the Main Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; (6) Sublandlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Main Premises within six (6) months prior to Subtenant’s delivery of written notice of the proposed Transfer to Sublandlord, or (7) and such sublease would result in more than three (3) subleases of the Subleased Premises in the aggregate.

No Transfer shall relieve Subtenant from Subtenant’s obligations and agreements hereunder and Subtenant shall continue to be liable as a principal and not as guarantor or surety to the same extent as though no Transfer had been made. Further, no permitted Transfer and no consent by Sublandlord shall be effective unless and until any and all defaults of Subtenant under this Sublease (and, if applicable, any and all defaults of any guarantor of this Sublease or of Subtenant’s obligations) shall have been cured. If Subtenant is a partnership or a limited liability company, then any event resulting in a dissolution of Subtenant, any withdrawal or change of the partners or the members owning a controlling interest in Subtenant (including each general partner or manager, as applicable), or any structural or other change having the effect of limiting liability shall be deemed a prohibited Transfer. If Subtenant is a corporation or a partnership with a corporate general partner, then any event resulting in a dissolution, merger (subject to the provisions above), consolidation or other reorganization of Subtenant (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Sublease, own a controlling interest of the capital stock of Subtenant (or such corporate general partner), shall be deemed a Transfer requiring the consent of Sublandlord.

(b) Without limiting Sublandlord’s discretion to grant or withhold its consent to any proposed Transfer, if Subtenant, except with respect to a Permitted Transfer or in connection with a Working Partnership, requests Sublandlord’s consent to assign this Sublease or sublet all or any portion of the Subleased Premises, Sublandlord shall have the option, exercisable by notice to Subtenant given within thirty (30) days after Sublandlord’s receipt of such request, to terminate this Sublease as of the date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the date of such notice for the entire Subleased Premises, in the case of an assignment or subletting of the whole, and for the portion of the Subleased Premises, in the case of a subletting of a portion. In the event of termination in respect of a portion of the Subleased Premises, the portion so eliminated shall be delivered to Sublandlord on the date specified in good order and condition in the manner provided in Sections 9 and 10 hereof at the end of the Term and thereafter, to the extent necessary in Sublandlord’s judgment, Sublandlord, at Subtenant’s sole cost and expense, may have access to and may make modification to (but not reduce the square footage of) the Subleased Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. The Monthly Base Rent and Additional Rent shall be adjusted according to the extent of the Subleased Premises for which this Sublease is terminated.

20. Brokers. Sublandlord and Subtenant hereby represent and warrant to each other that it has had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Sublease except Cushman & Wakefield and Newmark Grubb Knight Frank, who represented Sublandlord, and Transwestern RBJ, who represented Subtenant (together, the

“Brokers”), and that it knows of no other real estate broker, agent or finder who is entitled to a commission in connection with this Sublease. Each party agrees to indemnify, defend and hold harmless the other party from and against any and all claims, demands, losses, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealing with any real estate broker, agent or finder other than the Brokers. Sublandlord shall pay to Brokers a commission for procuring this Sublease pursuant to a separate agreement between Brokers and Sublandlord.

21. Entire Agreement; No Waiver; Modification of Sublease. This Sublease contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the leasing of the Subleased Premises and Sublandlord’s obligations in connection therewith, and neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings, correspondence, negotiations and agreements, written or oral, if any, heretofore had between the parties are merged into this Sublease, which alone fully and completely expresses the agreement of the parties. The failure of Sublandlord to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No amendment, waiver or modification of this Sublease or any covenant, agreement, term, provision or condition hereof shall be deemed to have been made unless expressed in writing and signed by Subtenant and Sublandlord and consented to by Overlandlord. No surrender of possession of the Subleased Premises or of any part thereof or of any remainder of the Term of this Sublease shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of Rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of any Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

22. Quiet Enjoyment. Provided no Event of Default exists hereunder, Subtenant shall peaceably and quietly hold and enjoy the Subleased Premises against Sublandlord and all persons claiming by, through or under Sublandlord for the Term herein described, subject to the terms and conditions of this Sublease.

23. Successors and Assigns. If Subtenant shall include more than one person, the obligations of all such persons under this Sublease shall be joint and several and the provisions of this Sublease shall individually apply to each person comprising Subtenant. The obligations of this Sublease shall bind and benefit the permitted successors and assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

24. Notices. Any and all communications (each a “Notice”) delivered hereunder shall be in writing and shall be personally delivered, or sent by United States mail postage prepaid as registered or certified mail, return receipt requested, or sent by reputable overnight courier service, and delivered to the following address:

If to Sublandlord:

Pfizer Inc.

Corporate Real Estate Group

235 East 42nd Street

New York, NY 10017

Attention: GaryAnnino

and to:

Pfizer Inc.

Legal Division

235 East 42nd Street

New York, NY 10017

Attention: William C. Longa

If to Subtenant:

CRISPR Therapeutics, Inc.

200 Sidney Street

Cambridge, MA 02142

Attention: Chief Financial Officer

or to such other address and attention as any of the above shall notify the others in writing. Any Notice shall be deemed delivered on the date it is personally delivered (or delivery is refused), the business day after deposited with a national, reputable overnight courier service for next day delivery, or three (3) business days after being sent by United States mail in accordance with the foregoing.

25. Overlandlord’s Consent; Default Notices. This Sublease shall be subject to and contingent upon obtaining the written consent of Overlandlord as required by Article 13 of the Overlease in form reasonably satisfactory to Sublandlord and containing language acknowledging that Subtenant may include a vivarium pursuant to the terms of this Sublease. Subtenant shall (i) pay all costs, fees and charges required by Overlandlord to be paid in connection with any consent of Overlandlord required pursuant to this Sublease or the Overlease and (ii) comply, at Subtenant’s sole cost and expense, with any other non-monetary requirements or conditions required by Overlandlord, this Sublease or the Overlease in connection with such consent. If such Overlandlord consent, in a form meeting the requirements of this Section 25, has not been obtained by Sublandlord within sixty (60) days following the date this Sublease is executed and delivered by the parties hereto, Subtenant may, within ten (10) days thereafter, terminate this Sublease by written notice to Sublandlord whereupon Sublandlord shall return to Subtenant all sums paid by Subtenant to Sublandlord in connection with Subtenant’s execution of this Sublease unless, prior to the expiration of such ten (10) day period, Sublandlord shall deliver the Subleased Premises in the condition required under this Sublease and shall deliver such Overlandlord’s Consent in the form and on terms reasonably acceptable to Sublandlord and Subtenant. Sublandlord shall request Overlandlord’s consent to this Sublease promptly following Subtenant’s delivery to Sublandlord of an executed version of this Sublease. Sublandlord and Subtenant agree to promptly provide the other party with any notices received from Overlandlord of a claimed default with respect to the Subleased Premises.

26. Right of Entry. Sublandlord shall have the right to enter the Subleased Premises without abatement of Rent at all reasonable times upon reasonable prior notice to Subtenant (except in emergencies when no advance notice shall be required, but notice shall be given as promptly as possible), (a) to supply any service to be provided by Sublandlord to Subtenant hereunder, (b) during the last 12 months of the Term, to show the Subleased Premises to prospective assignees and subsubtenants, (c) to inspect, alter, improve or repair the Subleased Premises and any portion of the Main Premises, and (d) to introduce conduits, risers, pipes and ducts to and through the Subleased Premises, provided that in exercising any such right, Sublandlord will cause all such conduits, risers, pipes and ducts to be placed above dropped ceilings, within walls, or below floors or in closets, to the extent reasonably practicable, but in no manner reducing the amount of usable space at the Subleased Premises to the extent practicable (and, if not practicable, only in de minimis amounts). In conducting any such activities, Sublandlord shall use reasonable efforts not to disrupt the conduct of, and to minimize any disruption of, Subtenant’s business operations; including, without limitation, using drop cloths and customary dust-control measures consistent with construction in occupied first class office space in the Kendall Square, Cambridge submarket. For each of the purposes stated above in this Section 26, Sublandlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Subleased Premises, excluding Subtenant’s vaults and safes, or special security areas.

27. Force Majeure. If Sublandlord or Subtenant is in any way delayed or prevented from performing any obligation (except, with respect to Subtenant, its obligation to timely pay Rent, any obligation set forth in the provisions hereunder pertaining to Subtenant’s maintaining insurance policies, or any holdover) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any cause beyond its reasonable control whether similar or dissimilar to the foregoing events, then the time for performance of such obligation shall, to the extent permitted by the Overlease, be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

28. Parking. Sublandlord agrees to make available to Subtenant, at no cost to Subtenant, as of the Commencement Date, 65 parking passes (the “Parking Passes”) for the unreserved parking of standard passenger automobiles in the parking area serving the Building (the ‘‘Parking Area”). Subtenant shall not sell, assign or permit anyone other than Subtenant’s personnel to use any of the Parking Passes except in conjunction with a Permitted Transfer under Section 19, above. Throughout the Term, Subtenant shall pay Sublandlord (or at Sublandlord’s election, directly to the parking operator) for all of the Parking Passes at the same rates and/or charges Sublandlord is obligated to pay to Overlandlord under the terms set forth in Section 1.4(b) of the Overlease; provided, however, that Sublandlord and Subtenant agree that during the first Sublease Year, the parking charge shall be Two Hundred Seventy-Five Dollars ($275) per Parking Pass per month. If, for any reason, Subtenant shall fail timely to pay the charge for any of said Parking Passes, and if such default continues for five (5) business days after written notice thereof on more than two occasions in any one 12-month period, Subtenant shall have no further right to the Parking Passes for which Subtenant failed to pay the charge under this paragraph and Sublandlord may allocate such Parking Passes for use by other tenants or subtenants of the Premises free and clear of Subtenant’s rights under this Section 28. Subtenant’s use of any Parking Passes and the parking areas serving the Building are subject to the terms and conditions applicable to Parking Spaces under the Lease. The parking spaces that are utilized by use of the Parking Passes will be on an unassigned, non-reserved basis, shall be subject to such rules and regulations as may be in effect for the use of the Parking Garage from time to time, and may be temporarily relocated to the parking garage located at Technology Square, Cambridge, Massachusetts or such other location as is permitted as provided in Section 1.4 of the Overlease.

29. Limit of Sublandlord’s Liability. Notwithstanding anything to the contrary contained in this Sublease, neither Sublandlord, its affiliated companies nor its and their partners, members, officers, directors, employees, agents, servants and contractors (collectively, the “Sublandlord Parties”), shall be liable for any losses, costs, damages or injury to person or property or resulting from the loss of use thereof sustained by Subtenant or any Subtenant Party, based on, arising out of, or resulting from, any cause whatsoever, including any due to the Building becoming out of repair, or due to the occurrence of any accident or event in or about the Building, or due to any act or neglect of Overlandlord or any tenant or occupant of the Building or any other person. Notwithstanding the foregoing provision of this Section, Sublandlord shall not be released from liability to Subtenant for any physical injury to any person caused by Sublandlord’s negligence or willful misconduct to the extent such injury is not covered by insurance either carried by Subtenant (or such person) or required by this Sublease to be carried by Subtenant; provided that neither Sublandlord nor any Sublandlord Party shall under any circumstances be liable for any exemplary, punitive, consequential or indirect damages (or for any interruption of or loss to business). Notwithstanding anything to the contrary set forth in this Sublease, if Subtenant or any other Subtenant Party is awarded a judgment or other remedy against Sublandlord, the recourse for satisfaction of the same shall be limited in the aggregate in any one year during the term of the Sublease to execution against the aggregate amount of Monthly Base Rent payable in such year. No other asset of Sublandlord or any other Sublandlord Party shall be available to satisfy, or be subject to, such judgment or other remedy, nor shall any such person be held to have any personal liability for satisfaction or any claim or judgment. Except as expressly set forth in this Sublease, Subtenant shall not be liable for any consequential, indirect or special damages hereunder or damages in the nature of lost profits.

30. Waiver: Consent to Service; Venue. SUBLANDLORD, SUBTENANT, AND ANY AND ALL STOCKHOLDERS, OFFICERS AND DIRECTORS OF SUBTENANT, EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT HEREUNDER, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. SUBTENANT FURTHER WAIVES ANY RIGHT TO RAISE ANY NON-COMPULSORY COUNTERCLAIM IN ANY ACTION OR PROCEEDING INSTITUTED BY SUBLANDLORD. THIS SUBLEASE SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE BUILDING IS LOCATED. SUBTENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE SUBLEASED PREMISES OR AT THE ADDRESS OF ITS REGISTERED AGENT OR AT THE ADDRESS SET FORTH IN SECTION 24; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE SUBLEASED PREMISES OR AT ALL OF THE FOREGOING ADDRESSES. SUBLANDLORD, SUBTENANT, AND ALL SUCH STOCKHOLDERS, OFFICERS AND DIRECTORS OF SUBTENANT EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

31. Subtenant’s Authority. Subtenant represents and warrants to Sublandlord that Subtenant is a duly organized corporation, limited liability company or partnership, is in good standing under the laws of the jurisdiction of its formation, is qualified to do business and is in good standing in the jurisdiction in which the Building is located, has the power and authority to enter into this Sublease, and that all corporate, limited liability company or partnership action, as applicable, requisite to authorize Subtenant to enter into this Sublease has been duly taken.

32. Estoppel. Sublandlord hereby represents and warrants to Subtenant that (i) the Overlease is in full force and effect; (ii) Sublandlord has no knowledge of and has received no notice from Overlandlord of default by Sublandlord under the Overlease which default remains uncured on the date hereof; (iii) to Sublandlord’s actual knowledge, neither Sublandlord nor Overlandlord is now in default under the Overlease; and (iv) a true, correct and complete copy of the Overlease (with financial and other information redacted) is attached hereto as Schedule 32.

33. Signage. Subject to reasonable limits on the number of lines on the directory Overlandlord can provide and all such additional signage in the lobby directory, Sublandlord shall direct Overlandlord to add the name of Subtenant to the lobby directory (but in any event not to exceed Subtenant’s Share of such listings) at Sublandlord’s sole cost and expense. Subject to Overlandlord’s prior written approval, Subtenant may install Building standard signage identifying Subtenant’s business at the entrance to the Subleased Premises (which may be located in the elevator lobby of any floor entirely leased by Subtenant) on each floor of the Main Premises occupied by Subtenant for the conduct of its business (and not used primarily for accessory uses such as storage and equipment installations). Subtenant shall otherwise not have the right to place any sign, banner, advertising matter or any other writing or graphics of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Sublandlord’s Premises without first obtaining Overlandlord and Sublandlord’s written approval.

34. No Option; No Partnership. The submission of this Sublease by Subtenant for examination does not constitute a reservation of or option for the Subleased Premises, and this Sublease shall become effective only when it is executed and delivered by Sublandlord and Subtenant and consented to in writing by Overlandlord in accordance herewith. Nothing contained in this Sublease shall be construed as creating a partnership or joint venture between Subtenant and Sublandlord, or to create any other relationship between the parties other than that of Subtenant and Sublandlord.

35. Interpretation; Governing Law. The Schedules and Exhibits attached to this Sublease are a part of this Sublease. Section and subsection headings are for convenience only, and not for use in interpreting this Sublease. If a court finds any provision of this Sublease unenforceable, all other provisions shall remain enforceable, and such unenforceable provision shall be deemed severed from this Sublease. This Sublease is for a lease of space in a building located in the State in which the Building is located and shall be construed and governed in accordance with the laws of the State in which the Building is located.

36. Utilities; Waste, (a) Subtenant shall pay to Sublandlord all charges for utilities furnished to the Subleased Premises, as Additional Rent. Subtenant shall make estimated payments to Sublandlord with respect to electricity, natural gas, and water, in amounts reasonably determined by Sublandlord. Check or submetering equipment for natural gas and electricity in the Subleased Premises shall be installed as part of Subleased Premises Work, at Subtenant’s sole cost and expense. In addition, Subtenant shall pay for Subtenant’s Share of any natural gas measured and billed to Sublandlord by Overlandlord on account of percentage air flow in accordance with Section 9.3 of the Overlease. Such estimated payments for electricity, gas, water and natural gas shall be billed to Subtenant no more frequently than monthly, shall be payable within 20 days following invoice, and shall be reconciled annually together with, and subject to the provisions governing, the reconciliation of Operating Costs (with reconciliations for electricity and gas being based on the reading of the aforementioned meters by Sublandlord or Overlandlord, as applicable).

(b) Subtenant shall arrange and pay for its own janitorial and trash removal services. Sublandlord shall provide a dumpster and/or trash compactor in the loading dock area for the disposal of non-hazardous and non-controlled substances, the cost of which shall be included in Operating Costs.

37. Remedies. The rights and remedies mentioned in this Sublease are in addition to, and do not deprive a party of, any other rights at law or in equity.

38. Counterparts. To facilitate execution, this Sublease may be executed in as many counterparts as may be required, and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

39. Confidentiality.

(a) In connection with this Sublease, Sublandlord has delivered and/or will deliver to Subtenant from time to time certain information about the Main Premises (such information whether furnished before or after the date of this Sublease, whether oral or written, and regardless of the manner in which it is furnished, is collectively hereinafter referred to as the “Sublandlord’s Proprietary Information”). Sublandlord’s Proprietary Information does not include, however, information which (1) is or becomes generally available to the public other than as a result of a disclosure in violation of this Section by Subtenant or Subtenant Parties (as defined below) (2) was available to Subtenant on a non-confidential basis prior to its disclosure by Sublandlord; or (3) becomes available to Subtenant on a non-confidential basis from a person other than Sublandlord who is not to the knowledge of Subtenant or Subtenant Parties otherwise bound by a confidentiality agreement with Sublandlord, or is otherwise not under an obligation to Sublandlord not to transmit the information to Subtenant.

Subtenant hereby covenants and agrees (A) to keep all Sublandlord’s Proprietary Information confidential; (B) not to disclose or reveal any Sublandlord’s Proprietary Information to any person other than those persons, including its affiliates’ employees, agents and representatives, whose duties and responsibilities reasonably require that Sublandlord’s Proprietary Information be disclosed to them in connection with this Sublease (such persons are hereinafter referred to as “Subtenant Parties”); (C) to use commercially reasonable efforts to cause Subtenant Parties to observe the terms of this Section (but in any event Subtenant shall be responsible for any disclosure of Sublandlord’s Proprietary Information by a Subtenant Party in violation of this Section); and (D) not to use any Sublandlord’s Proprietary Information for any purpose other than in connection with this Sublease.

(b) In connection with this Sublease, Subtenant may deliver to Sublandlord from time to time certain information about Subtenant (such information whether furnished before or after the date of this Sublease, whether oral or written, and regardless of the manner in which it is furnished, is collectively hereinafter referred to as the “Subtenant’s Proprietary Information”). Subtenant’s Proprietary Information does not include, however, information which (1) is or becomes generally available to the public other than as a result of a disclosure in violation of this Section by Sublandlord or any Sublandlord Parties, (2) was available to Sublandlord on a non-confidential basis prior to its disclosure by Subtenant; or (3) becomes available to Sublandlord on a non-confidential basis from a person other than Subtenant who is not, to the knowledge of Sublandlord or any Sublandlord Parties, otherwise bound by a confidentiality agreement with Subtenant, or is otherwise not under an obligation to Subtenant not to transmit the information to Sublandlord.

Sublandlord hereby covenants and agrees (A) to keep all Subtenant’s Proprietary Information confidential; (B) not to disclose or reveal any Subtenant’s Proprietary Information to any person other than those persons, including its affiliates’ employees, agents and representatives, whose duties and responsibilities reasonably require that Subtenant’s Proprietary Information be disclosed to them in connection with this Sublease; (C) to use commercially reasonable efforts to cause Sublandlord Parties to observe the terms of this Section (but in any event Sublandlord shall be responsible for any disclosure of Subtenant’s Proprietary Information by a Sublandlord Party in violation of this Section); and (D) not to use any Subtenant’s Proprietary Information for any purpose other than in connection with this Sublease.

[signature page follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written,

SUBLANDLORD:

PFIZER INC. a Delaware corporation

By:	/s/ Gareth C. Annino
Name: Gareth C. Annino
Title: GO FS/RE Lead

SUBTENANT:

CRISPR THERAPEUTICS, INC. a Delaware corporation

By:	/s/ Rodger Novak
Name: Rodger Novak
Title: President

By:	/s/ Marc A. Becker
Name
Title: Treasurer or Assistant Treasurer

Schedule 2(a)

Floor Plans Of Subleased Premises

Schedule 2(a)-1

SIXTH AND SEVENTH FLOOR AREA

EACH AS SHOWN HERE

BUILDING NORTH - GROSS BUILDING AREA = 27435 SQ. FT.

BUILDING NORTH - GROSS MEASURED AREA = 27080 SQ. FT.

NOTE: GROSS BUILDING AREA MEASURED TO OUTSIDE FACE OF WALL. GROSS MEASURED AREA MEASURED TO INSIDE FACE OF WALL WITH GLAZING MEASURED TO INSIDE FACE OF GLASS

ZONING AREA DEDUCTIONS: MECHANICAL AREAS, MECHANICAL SHAFTS, LOADING DOCK

MAJOR VERTICAL PENETRATION (AS DEFINED BY BOMA): INCLUDES STAIRS, ELEVATORS, MECHANICAL SHAFTS, FLOOR OPENINGS, MEASURED TO OUTSIDE FACE OF ENCLOSURE

FLOOR COMMON

BUILDING COMMON

RETAIL

PFIZER

PFIZER

610 MAIN STREET NORTH BUILDING
Cambridge, Massachusetts

MITIMCo
Massachusetts Institute of Technology Investment Management Company

ELKUS | MANFREDI ARCHITECTS

Schedule 2(a)-2

Schedule 2(b)

Common Areas

Schedule 2(b)-1

Schedule 3(c)

Sublease Commencement Date and Delivery Date Acknowledgement

THIS SUBLEASE COMMENCEMENT DATE ACKNOWLEDGEMENT (the “Acknowledgement”) is entered into as of             , 2017, by and between Pfizer Inc. (“Sublandlord”), and CRISPR Therapeutics, Inc. (“Subtenant”); ‘

W I T N E S S E T H :

WHEREAS, Sublandlord and Subtenant have entered into that certain Sublease Agreement dated as of             , 2016 (the “Sublease”), pursuant to which Subtenant has leased from Sublandlord the entirety of the sixth (6th) and seventh (7th) floors, deemed to contain 65,368 square feet of rentable area, of the building located at 610 Main Street North, Cambridge, Massachusetts for a Term ending on [            ].

WHEREAS, pursuant to the Sublease, Sublandlord and Subtenant have agreed to enter into this Acknowledgement to acknowledge the occurrence of the Commencement Date.

NOW, THEREFORE, the parties hereto, for themselves, their permitted successors and assigns, mutually covenant and agree that the Commencement Date under the Sublease is             , 2017.

[Signature page follows]

Schedule 3(c)-1

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this acknowledgement as of the day and year first above written.

SUBLANDLORD:

PFIZER INC., a Delaware corporation

By:
Name:
Title:

SUBTENANT:

CRISPR THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

Schedule 3(c)-2

Schedule 4(b)

Work Letter

1. Subleased Premises Work.

(a) General. Sublandlord shall cause Overlandlord to construct the initial leasehold improvements to the Subleased Premises set forth in the Final SP Plans (hereinafter defined) (the “Subleased Premises Work”). All of the Subleased Premises Work shall be constructed using new materials of the quality called for in the Final SP Plans, in a good and workmanlike manner, and in accordance with all Legal Requirements.

(b) Design Team. The design team for all aspects of the Subleased Premises Work shall be the same design team as for Tenant’s Fitout under the Overlease. The General Contractor for the Subleased Premises Work shall be the same as for the Tenant’s Fitout under the Overlease.

(c) Authorized Representatives. Subtenant designates Bill Lundberg (phone no. (617) 3199180) as the individual authorized by Subtenant to approve and execute on behalf of Subtenant all plans, drawings and other matters for which the approval of Subtenant is required or contemplated pursuant to this Work Letter (“Subtenant’s Representative”). Sublandlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed or submitted in writing (as applicable) by Subtenant’s Representative. Subtenant may change Subtenant’s Representative upon one (1) business day’s prior written notice to Sublandlord.

Sublandlord designates Gary Annino (phone no. (860) 686-0878) as the individual authorized by Sublandlord to approve and execute on behalf of Sublandlord all plans, drawings and other matters for which the approval of Sublandlord is required or contemplated pursuant to this Work Letter (“Sublandlord’s Representative”). Subtenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed or submitted in writing (as applicable) by Sublandlord’s Representative. Sublandlord may change Sublandlord’s Representative upon one (1) business day’s prior written notice to Subtenant.

(d) Construction Meetings. Subtenant’s Representative shall attend construction meetings designated by Sublandlord’s Representative during the construction of the Subleased Premises Work.

(e) Subleased Premises Construction Schedule; Acceleration.

(i) Attached hereto as Attachment 1 is a preliminary schedule for design and construction phases of the Subleased Premises Work (as the same is updated pursuant to the terms hereof, the “Subleased Premises Construction Schedule”). Sublandlord shall use commercially reasonable efforts to cause construction of the Subleased Premises Work to commence and be substantially completed in accordance with the Subleased Premises Construction Schedule (provided that nothing in such Subleased Premises Construction Schedule shall be deemed to limit Subtenant’s remedies for failure to substantially complete the Subleased Premises Work pursuant to Section l(p) below). Sublandlord shall cause Overlandlord to provide status reports detailing the actual progress of the Subleased Premises Work with reasonable frequency.

Schedule 4(b)-1

(ii) Delays. For purposes of this Sublease, the term “Subtenant Delay” means any actual delay in substantial completion of the Subleased Premises Work beyond the Estimated Delivery Date (as extended by Landlord Delay under the Overlease or Construction Force Majeure), limited to the actual duration of such delay after netting out any Landlord Delay under the Overlease, resulting from any of the following circumstances: (i) Subtenant’s failure to timely act or respond when and if required under the terms of this Sublease; (ii) changes to the Subleased Premises Work initiated by Subtenant in accordance with this Work Letter, provided that Sublandlord shall notify Subtenant of Overlandlord’s and the Approved Contractor’s reasonable estimate of the duration of the delay resulting from such changes; (iii) any event that gives rise to Tenant Delay under the Overlease and results from the acts or omissions of Subtenant and/or Subtenant’s agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants (collectively with Subtenant, the “Subtenant Parties”), or (iv) the wrongful or negligent acts or omissions of Subtenant and/or the Subtenant Parties including, without limitation, those specific acts or omissions of any of the Subtenant Parties that, under the express terms of this Sublease, may constitute a Subtenant Delay, provided in each case (other than a failure to respond within time periods provided under this Sublease) that Sublandlord or Overlandlord has given Subtenant prior written notice of such applicable circumstance.

(f) Concept Plan; Initial Pricing. The Subleased Premises Work shall be constructed in accordance with the concept plans attached as Attachment 2 (the “Approved Concept Plan”). Subtenant acknowledges and agrees that it has approved the preliminary cost estimate for the Subleased Premises Work attached as Attachment 3. Amounts in excess of the Allowance (as defined below) are the responsibility of Subtenant per below.

(g) Subleased Premises Construction Documents.

(i) Subject to Subtenant Delays, Sublandlord shall cause Overlandlord to cause the Approved Architect to deliver to Sublandlord and Subtenant for their design approval in accordance with Section 1(h) an electronic copy and four (4) full sized copies of the Subleased Premises Construction Documents (the “Subleased Premises CDs”) on or about the date set forth on the Subleased Premises Construction Schedule, which Subleased Premises CDs shall consist of a fully coordinated set of architectural, structural, mechanical, electrical and plumbing construction drawings and specifications for the Subleased Premises Work. The Subleased Premises CDs shall be consistent with and constitute a logical evolution of the Approved Concept Plan except to the extent permitted pursuant to Section 1(1) below, or to the extent necessary to address Overlandlord’s, Sublandlord or Subtenant’s reasonable disapproval under Section 1 (h). Sublandlord and Subtenant shall use their good faith commercially reasonable efforts to finalize and mutually approve the Subleased Premises CDs both as to design and cost on or before the date shown on the Subleased Premises Construction Schedule.

Schedule 4(b)-2

(ii) The Subleased Premises CDs approved (or deemed approved, as provided below) as to cost and design shall be referred to herein as the “Approved SP Plans.” Sublandlord shall be responsible for assuring that Overlandlord causes the Approved SP Plans (i) to be complete and accurate, and otherwise sufficient to obtain a building permit and otherwise in compliance with all Legal Requirements and permits and approvals for the Subleased Premises Work; and (ii) to include architectural drawings and specifications and mechanical plans and specifications for Subtenant’s partition layout, reflected ceiling, telephone, data and electrical outlets, finish schedule, heating, ventilation and air-conditioning system and ductwork, electrical and life safety facilities and laboratory equipment, facilities and systems. Except as set forth in Section 1(1) below, no material changes, modifications or alterations may be made to the Approved SP Plans without the prior written consent of Subtenant, which consent may not be unreasonably withheld, conditioned or delayed. The Approved SP Plans, as they may be changed pursuant to Section 1(1) below, are hereinafter referred to as the “Final SP Plans.”

(h) Plan Approval Process.

(i) Subtenant shall cause Subtenant’s Representative to attend, at Sublandlord’s request, weekly meetings to prepare, refine, review and discuss the design, scheduling and construction of the Subleased Premises Work, so as to produce plans for review, comments and approval or disapproval by Subtenant.

(ii) Consistent with the Subleased Premises Construction Schedule and the provisions of this Work Letter, the Approved Architect shall deliver to Overlandlord, Sublandlord, and Subtenant for their respective review and approval a proposed draft of the Subleased Premises CDs. Subtenant shall advise Overlandlord, Sublandlord and Approved Architect in writing within five (5) business days after receipt thereof if the same are unsatisfactory or incomplete in any respect, together with details of the unsatisfactory and/or omitted items and Subtenant’s proposed resolution thereof. It shall not be reasonable for Subtenant to disapprove the Subleased Premises CDs to the extent that they are consistent with or are a logical evolution of the Approved Concept Plan. Subtenant acknowledges that Sublandlord may reasonably disapprove any iteration of any of the plans based on Sublandlord’s reasonable conclusion that (a) one or more aspects of such plan will cause an actual delay of the substantial completion of the Additional Premises Work or Subleased Premises Work or any phase thereof or (b) Overlandlord may disapprove any iteration of any plans to the extent set forth in the Overlease. It shall not be unreasonable for Subtenant to disapprove any iteration of the Subleased Premises CDs that contains errors or omissions or is inconsistent with the Approved Concept Plan, and any such disapproval shall not constitute a Subtenant Delay. Until approved, Sublandlord and Subtenant shall confer and negotiate reasonably and in good faith to reach agreement on the Subleased Premises CDs as soon as reasonably possible and in any event, within the timeframes established therefor in the Subleased Premises Construction Schedule.

(iii) If Subtenant fails to timely respond to a request for approval or disapproval under this Section 1(h), Sublandlord may send a notice in an envelope that conspicuously states the following in bold caps “NOTICE REQUIRING TIMELY RESPONSE” and which shall include (A) an explicit statement that such notice is a “reminder notice” as provided in this Section 1(h) and (B) an explicit statement that the failure to respond will trigger the provisions of this Section 1(h) for deemed approval. If Subtenant fails to respond thereto within five (5) business days after receipt thereof, Subtenant shall be deemed to have given its approval of the Subleased Premises CDs.

Schedule 4(b)-3

(i) Cost Estimate. The cost estimate referenced above describes all costs and expenses relating to the design, construction and performance of the Subleased Premises Work and shall include, without limitation, (i) any increases or deductions to the costs of Landlord’s Base Building Work caused by the Subleased Premises Work, (ii) line items for all categories properly includable as part of the reasonable, actual, out of pocket costs that are incurred by Overlandlord in connection with the design, construction, coordination, permitting and performance of the Subleased Premises Work, (iii) any other charges related to the Subleased Premises Work that are required to be paid by Subtenant pursuant to this Sublease, and (v) a project contingency (the “SP Contingency”) equal to $750,000.00 (collectively, the “Subleased Premises Total Costs”). Notwithstanding anything to the contrary, Subleased Premises Total Costs shall exclude (A) Excluded Construction Costs (as defined in Section 3.4 of the Overlease), and (B) the following costs, which shall be paid by Subtenant: the cost of any of Subtenant’s personal property, including without limitation telecommunications and computer equipment and all associated wiring and cabling, any de-mountable partitions, artwork and partitions, signs and trade fixtures and the cost of any fixtures or improvements that will be removed at the end of the Term. Except to the extent constituting an Excluded Construction Cost, Subleased Premises Total Costs includes, without limitation, a prorated portion of permit fees applicable to the Additional Premises Work, the amount of the increase in the existing guaranteed maximum price construction contract with the Approved Contractor to add the scope of work to construct the Subleased Premises Work in accordance with the Final SP Plans, costs of Permitted Changes, Change Order Costs and costs of Landlord’s Changes (to the extent either of which, in the aggregate, increase the Subleased Premises Total Costs), and costs for the Approved Architect and Approved Engineers incurred by Overlandlord with respect to the Subleased Premises Work. Sublandlord shall cause Overlandlord to segregate (and separately account for) the Subleased Premises Total Costs from Total Costs under the Overlease and other phases of the Additional Premises Work as much as reasonably possible, with any costs that are shared between Tenant’s Fitout, other phases of Additional Premises Work, and the Subleased Premises Work being allocated between the projects based on rentable square feet unless another method of allocation is more appropriate. Sublandlord shall cause Overlandlord to cause Approved Contractor to keep separate books and records for the Subleased Premises Work and to allocate shared costs among the phases based on rentable square feet unless another method of allocation is more appropriate.

(j) Use of SP Contingency. To the extent the aggregate of the following costs (“SP Contingency Costs”) do not exceed the SP Contingency, such costs shall be paid out of the SP Contingency: (1) costs arising out of Landlord Changes with respect to the Subleased Premises Work; (2) the costs of any Permitted Changes with respect to the Subleased Premises Work falling within clause (A) of Section 3.2(f)(ii) of the Overlease (as incorporated herein pursuant to Section 1(1) below) which were reasonably foreseeable by Landlord, the Approved Architect or the Approved Engineers, performing their duties in a professional manner, prior to approval by Subtenant of the Approved SP Plans; (3) attorneys’ fees, experts’ fees and other costs of legal and arbitration proceedings to resolve construction disputes with respect to the Subleased Premises Work; (4) costs incurred as a consequence of construction defects with respect to the Subleased Premises Work, to the extent caused by Overlandlord, the Approved Contractor, Approved Architect or Approved Engineers or their respective employees, agents or contractors; (5) costs of the Subleased Premises Work arising out of Landlord Delays; (6) costs arising out of errors and negligent or wrongful omissions by Overlandlord, the Approved

Schedule 4(b)-4

Architect or the Approved Engineer with respect to the Subleased Premises Work; and (7) any costs or delays associated with obstructions, difficulties or conditions encountered at the site that Overlandlord, the Approved Architect or the Approved Contractor reasonably should have anticipated or verified based on the information available to them (including, without limitation, a reasonably thorough inspection of the site) prior to Subtenant’s approval of any plans for the Subleased Premises Work. Notwithstanding to the contrary set forth herein, the SP Contingency shall be included in Subleased Premises Agreed Costs only to the extent used by Overlandlord for SP Contingency Costs.

(k) Subleased Premises Agreed Costs. The amount reflected as Subleased Premises Total Costs, as such amount shall be adjusted to reflect increases or decreases in Subleased Premises Total Costs resulting from any Permitted Changes with respect to the Subleased Premises Work, Change Proposals with respect to the Subleased Premises Work approved by Subtenant in writing, Construction Force Majeure or Subtenant Delays is herein referred to as “Subleased Premises Agreed Costs.” Notwithstanding anything to the contrary, (1) the incremental savings associated with any approved Change Requests and Change Proposals (each with respect to the Subleased Premises Work) shall be deducted from Subleased Premises Agreed Costs, and (2) to the extent the Subleased Premises Work requires changes to Landlord’s Base Building Work and Overlandlord agrees to such changes, the costs of incorporating such changes to Landlord’s Base Building Work shall be included in Subleased Premises Agreed Costs but only to such extent, and (3) the SP Contingency shall be included in Subleased Premises Agreed Costs, but only to the extent actually used by Overlandlord for the costs of the Subleased Premises Work permitted by this Work Letter as provided above.

(l) Changes.

(i) As of the date hereof, for all purposes under the Sublease, “Permitted Changes” shall mean (A) non-discretionary field changes (with respect to the Subleased Premises Work) required by governmental authorities, and (B) immaterial field changes.

(ii) Overlandlord, Sublandlord and Subtenant may each make changes to the Final SP Plans in accordance with the process set forth in Section 3.2(f) of the Lease provided that, for purposes of the Subleased Premises Work, all references in said Section 3.2(f) to (i) Approved Plans shall be deemed to mean the Approved SP Plans, (ii) Total Costs shall be deemed to mean Subleased Premises Total Costs, (iii) Landlord’s Work and/or Tenant’s Fitout shall be deemed to mean Subleased Premises Work, (iv) Estimated Delivery Date shall be deemed to mean the Estimated Delivery Date as set forth in the Sublease, (v) Project Contingency shall be deemed to mean the SP Contingency, (vi) Construction Documents shall be deemed to mean Subleased Premises CDs; (vii) Substantial Completion of Landlord’s Work shall be deemed to mean substantial completion (as defined herein) of the Subleased Premises Work; (viii) the Premises shall be deemed to mean the Subleased Premises, (ix) Tenant shall mean Subtenant, (x) Landlord shall mean Overlandlord and Sublandlord, (xi) Agreed Costs shall mean Subleased Premises Agreed Costs, (xii) Tenant Delay shall mean Subtenant Delay, (xiii) Tenant’s Authorized Representative shall mean Subtenant’s Representative, and (xiv) Construction Schedule shall mean Subleased Premises Construction Schedule. Notwithstanding anything to the contrary, it is understood and agreed that Sublandlord shall have the sole right to disapprove of any proposed Subtenant changes if such changes would cause the Additional

Schedule 4(b)-5

Premises to be built out in manner that is inconsistent with the parameters and requirements of the Matrix or that causes less than 40%, or more than 70%, of the entire Main Premises to be constructed in a manner consistent with laboratory use (including without limitation areas containing lab systems and areas for pH neutralization and chemical storage).

(iii) Permits. The cost of all permits for construction of the Subleased Premises Work (and the cost of obtaining the same) incurred by Overlandlord shall be included in Subleased Premises Agreed Costs. Sublandlord and Subtenant acknowledge and agree that Subtenant must perform certain installations and other work beyond the scope of the Subleased Premises Work in order for a certificate of occupancy for the Subleased Premises to be issued (such work, the “Certificate Work”). Within five (5) business days after the later to occur of (i) substantial completion of the Subleased Premises Work, and (ii) the date on which Subtenant notifies Sublandlord that Subtenant has completed the Certificate Work, Sublandlord shall cause Overlandlord to apply for a certificate of occupancy for the Subleased Premises (which may apply to the Subleased Premises alone and/or portions thereof or with the Main Premises or portions thereof), and thereafter diligently pursue and secure the same (Sublandlord agreeing that it shall cause Overlandlord to endeavor to secure the same within 70 days following notice that Subtenant has completed the Certificate Work, subject to Subtenant Delays); provided, however, to the extent that Subtenant elects to make Alterations to the Subleased Premises after the Commencement Date but prior to the issuance of a final certificate of occupancy for the Subleased Premises, Sublandlord shall not be obligated to cause Overlandlord to apply for a certificate of occupancy for the Subleased Premises until such Alterations have been substantially completed or Subtenant notifies Sublandlord that Subtenant has elected not to perform such Alterations. In no event shall Sublandlord be obligated to cause Overlandlord to apply for a certificate of occupancy prior to the date which is five (5) business days after the date on which Subtenant notifies Sublandlord that Subtenant has completed the Certificate Work.

(m) Definition of Substantial Completion. The Subleased Premises Work shall be deemed “substantially complete” on the date that all of the Subleased Premises Work has been completed in accordance with the Final SP Plans as certified in writing by the Approved Architect, except for SP Punchlist Items (as defined below), and as evidenced by a Certificate of Occupancy (to the extent then available in light of the status of the Certificate Work) with respect to the Subleased Premises. Sublandlord shall deliver to Subtenant a written certification from the Approved Architect upon the occurrence of substantial completion, which certification shall be presumptive evidence of substantial completion of the Subleased Premises Work, subject to reasonable challenge by Subtenant within three (3) business days following the date of Subtenant’s receipt of such written certification.

(n) SP Punchlist. Attached to the certificate of substantial completion referenced in Section Urn) above shall be a list (the “SP Punchlist”) of items which: (A) do not individually or in the aggregate prevent occupancy of any material portion of the Subleased Premises, and (B) do not individually or in the aggregate materially and adversely affect the use and occupancy of any material portion of the Subleased Premises for the normal conduct of the Permitted Use or Subtenant’s rights under the Sublease with respect to the Common Areas, all in a manner consistent with punchlist items typically found in a first class office and laboratory facility (collectively, “SP Punchlist Items”). Subject to Construction Force Majeure and Subtenant Delays, Sublandlord shall cause Overlandlord to complete all SP Punchlist Items in compliance

Schedule 4(b)-6

with Legal Requirements within sixty (60) days of the date of the SP Punchlist, except such SP Punchlist Items which satisfy the requirements of clauses A through B of this Section 1(n) as are noted on the SP Punchlist as reasonably taking more than sixty (60) days to complete, provided such SP Punchlist Items are completed within the reasonable period set forth in the SP Punchlist.

(o) Warranty. In the case of latent defects in the Subleased Premises Work appearing after the date on which the Subleased Premises Work is substantially complete (the “SP Substantial Completion Date”), Subtenant shall be deemed to have waived any claim for correction or cure thereof on the earlier of the date (the “Subleased Premises Warranty Notice Deadline”) that is three hundred sixty (360) days following the SP Substantial Completion Date, if Subtenant has not then given notice of such defect to Sublandlord, time being of the essence. “Latent defects” shall mean defects that are not readily observable by visible inspection at the time the SP Punchlist is prepared or cannot reasonably be ascertained by reason of seasonality. Sublandlord shall cause Overlandlord or its contractor to remedy, repair or replace all latent defects, if any, identified by Subtenant in one or more written notices delivered to Sublandlord prior to the Subleased Premises Warranty Notice Deadline, such actions to occur as soon as reasonably practicable during normal working hours and in a manner so as to avoid any unreasonable interruption of Subtenant’s use of the affected portions of the Subleased Premises. Sublandlord shall be deemed to have satisfied all of its obligations under this Work Letter except with respect to any latent defects identified in written notices delivered to Sublandlord on or before the Subleased Premises Warranty Notice Deadline, time being of the essence.

(p) Remedy for Late Delivery. Subject to extension for Construction Force Majeure and Subtenant Delays, if the date (the “Delivery Date”) that Sublandlord delivers possession of the Subleased Premises to Subtenant with the Subleased Premises Work substantially completed in accordance with the Work Letter has not occurred within one (1) month after the Estimated Delivery Date, then Monthly Base Rent and Additional Rent on account of Operating Costs and Taxes shall be abated effective as of the Commencement Date (i) one day for each day after the Estimated Delivery Date that the Delivery Date does not occur up to the date which is two (2) months after the Estimated Delivery Date, and (ii) two (2) days for each day that the Delivery Date does not occur thereafter. The remedy set forth in this Section l(p) is Subtenant’s sole and exclusive right and remedy if the Delivery Date does not occur on or before the Estimated Delivery Date.

(q) Final Reconciliation. Sublandlord shall cause Overlandlord to use good faith efforts to prepare and submit to Subtenant a final reconciliation within sixty (60) days after final completion of the Subleased Premises Work, including all SP Punchlist Items, in sufficient detail to determine actual Subleased Premises Total Costs and actual Subleased Premises Agreed Costs (such reconciliation being referred to herein as the “Subleased Premises Final Reconciliation”).

(r) Subleased Premises Excess Costs. Except as expressly set forth herein, the Subleased Premises Work shall be designed, permitted and performed at Sublandlord or Overlandlord’s sole cost and expense but subject to reimbursement pursuant to this Section l(r) (it being understood and agreed that Subtenant shall have no obligation to pay for, or reimburse Sublandlord for, any costs of Landlord’s Base Building Work, Additional Premises Work (except to the extent constituting Subleased Premises Work), or Tenant’s Fitout). In the event that the Subleased Premises Agreed Costs exceed $10,785,720.00 (the “Allowance”), any such

Schedule 4(b)-7

excess being referred to herein as “Subleased Premises Excess Costs”, then Subtenant shall, within twenty (20) days after receipt of the Subleased Premises Final Reconciliation and one or more reasonably detailed invoice(s) with reasonably detailed supporting documentation, pay Sublandlord (or Overlandlord, if directed by Sublandlord) for such Subleased Premises Excess Costs. Except as set forth in this paragraph, Sublandlord or Overlandlord shall be responsible for all other costs and expenses incurred in connection with the design, construction and development of the Subleased Premises Work. Pursuant to the Overlease, the Subleased Premises Work shall be performed on a so-called “open book” basis.

(s) Removal. Sublandlord shall request that Overlandlord notify Subtenant prior to approval of the Subleased Premises CDs whether Overlandlord will require Sublandlord, and therefore Sublandlord shall require Subtenant, at the expiration or sooner termination of the Term, to remove any portion(s) of the Subleased Premises Work that are reasonably determined by Overlandlord to be inconsistent with customary laboratory standards in East Cambridge.

2. Upon reasonable prior written notice to Sublandlord and Overlandlord during the forty-five (45) day period prior to the Commencement Date and only so long as Subtenant does not (in Overlandlord’s reasonable judgment) unreasonably or unnecessarily interfere with the preparation or performance of Landlord’s Work, Additional Premises Work, or the Subleased Premises Work in a manner inconsistent with the coordinated performance of the Early Access Work with Landlord’s Work, the Additional Premises Work, and Subleased Premises Work in accordance with the Subleased Premises Construction Schedule, Subtenant may enter upon the Subleased Premises (at Subtenant’s sole risk) prior to the Commencement Date to install Subtenant’s tel/data wiring, work stations or other equipment of Subtenant (the “Early Access Work”) but only at times reasonably determined by Sublandlord and Overlandlord with Subtenant’s input. Any such entry shall be upon the terms and conditions applicable to Early Access Work under the Overlease.

Schedule 4(b)-8

Attachment 1

Subleased Premises Construction Schedule

Schedule 4(b)-9

Attachment 2

Approved Concept Plan

Schedule 4(b)-10

Schedule 4(b)-11

Schedule 4(b)-12

Attachment 3

Preliminary Cost Estimate

Schedule 4(b)-13

Schedule 6(a)

Sublandlord Services

•	Electricity. Overlandlord shall provide electrical service capacity for base Building systems and Subtenant’s Premises as listed in the table below and on the conditions contained in the Overlease. Sublandlord shall, at Subtenant’s sole cost and expense (to the extent exclusively serving Subtenant), maintain and keep in good order, condition and repair the metering equipment serving the Subleased Premises.

•	Domestic Cold Water. Overlandlord shall provide water and sewer service capacities as set forth in the table below and on the conditions contained in the Overlease at all times during the Term.

•	HVAC. Overlandlord shall provide to the interior Building Common Areas and the Subtenant Premises on a twenty-four (24) hours per day, seven (7) days per week basis (i) heat 365 days/year; (ii) air conditioning during the normal cooling season; and (iii) general exhaust/ventilation as set forth in the table below and on the conditions contained in the Overlease. Excluded from such services are air conditioning requirements for (A) personal computers in excess of an average of one personal computer per person in occupancy of the Premises, or (B) exceptional office machinery. It is expressly acknowledged and agreed that, subject to the obligation of Overlandlord to complete Landlord’s Work, Subtenant shall be solely responsible for specialty exhaust, including without limitation exhaust for H2 rooms, radiation hoods and isotope hoods, chemical storage rooms which require Class I, Division II classification, if any, and any other special Subtenant equipment.

•	Janitorial Services. To the extent not the responsibility of the Overlandlord under the Overlease, Sublandlord shall be responsible for common area cleaning and trash removal consistent with the service level for office and laboratory facilities in the East Cambridge area. Subtenant shall be responsible for all cleaning and trash removal in the Subleased Premises . At Subtenant’s request, Sublandlord may elect to provide these services utilizing qualified third party service providers in accordance with Subtenant’s services levels or specifications. All fees will be invoiced on a monthly basis at Sublandlord’s actual cost to provide such services.

•	Maintenance Services. Subtenant shall be responsible for the repair and maintenance of all heating, ventilation, air-conditioning, mechanical, electrical and plumbing, laboratory gas services, Building Management System, and other Building systems serving Subtenant in common with other occupants of the Building and located within the Subleased Premises. At Subtenant’s request, Sublandlord may elect to provide these services utilizing qualified third party service providers in accordance with Subtenant’s services levels or specifications. All fees will be invoiced on a monthly basis at Sublandlord’s actual cost to provide such services.

Schedule 6(a)-1

•	Building Security. Subtenant shall be responsible for security for the Subtenant Premises, which shall be coordinated with the security systems for the Main Premises and installed by Subtenant pursuant to the provisions of the Sublease governing alterations and improvements to the Subleased Premises. The Subleased Premises shall be kept secure by Subtenant using door locks and/or staffed entrances at all times.

•	Property Management. Sublandlord shall provide property management services in a manner consistent with the standards of Sublandlord’s other self-managed facilities.

•	Any costs incurred by Sublandlord in connection with the provision of the foregoing services shall be included in Operating Expenses.

Level of Services

Service	Responsibility	Design	Charges/Fees
HVAC	Overlandlord	Air handling unit capacity of 100% outside air is based on 46,000 CFM for offices and labs assuming a 40% office/60% lab split.	Floor Level Meter

Condenser Water	Overlandlord	Condenser water plant (3,000 tons) serving chilled water system and Tenant condenser water risers with valve caps connection per floors- 1-7 for Tenant use (120 gpm/floor	Floor Level Meter

Electricity	Overlandlord	Bus ducts serving floors 1-7 Bus ducts provide lab and office areas with a maximum of 293kw	Floor Level Meter

Hot Water – Heat	Overlandlord	Hot Water plant (1,250 bhp) serving air handling units and Tenant hot water risers with valve/cap connections per floor for tenant use (120 gpm/floor).	Floor Level Meter

Schedule 6(a)-2

Schedule 6c

Special Systems

Special Systems outlined in Section 6(c) of the Sublease are provided by the Sublandlord and listed (and subject to the limits on capacities available to Tenant set forth) in the table below. Any cost incurred by Sublandlord in connection with the operation and maintenance of the Special Systems shall be included in Operating Costs, but the allocation of such costs shall be based on the factors referenced below where applicable (i.e., rather than strictly based on Subtenant’s Share).

Service	Responsibility	Design	How Measured
Tempered Water	Sublandlord	Building Loop	Pro Rata by Subtenant’s Share

Non-Potable Hot Water (For Lab)	Sublandlord	Non-Potable Hot Water system on floors- 4-7 for Subtenant use (70 gpm/floor)	Floor Level Meter will measure actual usage

Standby Power	Sublandlord	Not to exceed 3.75 watts per usable sq. ft.	Floor Level Meter will measure actual usage

RODI	Sublandlord	Rodi water system with valve cap connection on floors- 4-7 for Subtenant use(150 gpd/floor)	Floor Level Meter will measure actual usage

Vacuum	Sublandlord	Lab vacuum with valve cap connection on floors- 4-7 for Subtenant use (25 cfm/floor)	Floor Level Meter will measure actual usage

Compressed Air	Sublandlord	Lab compressed air with valve cap connection on floors- 4-7 for Subtenant use (50 cfm/floor)	Floor Level Meter will measure actual usage

Schedule 6(c)-1

Schedule 7(a)

Form of Letter of Credit

Schedule 7(a)-1

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:                     , 20

BENEFICIARY:

PFIZER INC.

235 East 42nd Street

New York, NY 10017

Attn: Corporate Treasurer

APPLICANT:

AMOUNT: US$                      ($                     and 00/100 U.S. DOLLARS)

EXPIRATION DATE:                     , 20

LOCATION: AT OUR COUNTERS IN

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      IN YOUR FAVOR AVAILABLE BY YOUR DRAFT IN THE FORM OF “ANNEX 1” ATTACHED DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A DATED STATEMENT SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY READING AS FOLLOWS:

(A) WE ARE ENTITLED TO DRAW ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN SUBLEASE BY AND BETWEEN             , AS SUBLANDLORD, AND             , AS SUBTENANT

OR

(B)              HEREBY CERTIFIES THAT IT HAS RECEIVED NOTICE FROM              THAT THE LETTER OF CREDIT NO.              WILL NOT BE RENEWED, AND THAT IT HAS NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM              SATISFACTORY TO              AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

Schedule 7(a)-2

THE SUBLEASE MENTIONED IN THIS LETTER OF CREDIT IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT. PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT OR CONDITION, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU AND THE APPLICANT BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.

THIS LETTER OF CREDIT MAY BE TRANSFERRED (AND THE PROCEEDS HEREOF ASSIGNED), AT THE EXPENSE OF THE APPLICANT (WHICH PAYMENT SHALL NOT BE A CONDITION TO ANY TRANSFER), ONE OR MORE TIMES BUT IN EACH INSTANCE ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE DATED CERTIFICATION PRIOR TO              A.M.              TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:                     , ATTENTION: STANDBY LETTER OF CREDIT SECTION OR BY FACSIMILE TRANSMISSION AT: (        )                     ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO(        )                     ; ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK IN IMMEDIATELY AVAILABLE U.S. FUNDS DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1997 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600

WE HEREBY CERTIFY THAT THIS IS AN UNCONDITIONAL AND IRREVOCABLE CREDIT AND AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

Schedule 7(a)-3

EXCEPT TO THE EXTENT INCONSISTENT WITH THE EXPRESS TERMS HEREOF, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1997 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

Schedule 7(a)-4

ANNEX 1

BILL OF EXCHANGE

DATE:

AT                                                                  SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF

US                                                               DOLLARS (US $                    )

DRAWN UNDER

CREDIT NUMBER NO.                                                                                                       DATED

TO:

Authorized Signature

Schedule 7(a)-5

EXHIBIT “A”

DATE:

TO:	RE:	STANDBY LETTER OF CREDIT
NO.
ISSUED BY

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND

FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	(Name of Bank)

SIGNATURE OF BENEFICIARY	(authorized signature)

Schedule 7(a)-6

Schedule 32

Copy of the Overlease

A copy of the Overlease is attached hereto

Schedule 32-1